As filed with the Securities and Exchange Commission on August 9, 2005
                                                     Registration No. 333-122822



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           AMENDMENT NO.4 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Florida                           Sagamore Holdings, Inc.                     20-1600519
(State or Other Jurisdiction of Incorporation or      (Name of Registrant in Our      (I.R.S. Employer Identification No.)
                  Organization)                                Charter)
                                                                                                 Robert Farrell
         33 Wood Avenue South, Suite 600                                                33 Wood Avenue South, Suite 600
            Iselin, New Jersey 08830                                                        Iselin, New Jersey 08830
                 (732) 603-4967                                   5065                            (732) 603-4967
      (Address and telephone number of Principal      (Primary Standard Industrial        (Name, address and telephone
    number Executive Offices and Principal Place of    Classification Code Number)             of agent for service)
                    Business)

                                                             With copies to:
                   Clayton E. Parker, Esq.                                       Ronald S. Haligman, Esq.
         Kirkpatrick & Lockhart Nicholson Graham LLP                    Kirkpatrick & Lockhart Nicholson Graham LLP
            201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                          Miami, Florida 33131
                        (305) 539-3300                                                (305) 539-3300
                Telecopier No.: (305) 358-7095                                Telecopier No.: (305) 358-7095


      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                             CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                      Proposed Maximum
                                                                   Proposed Maximum       Aggregate          Amount Of
Title Of Each Class Of                           Amount To Be       Offering Price        Offering          Registration
Securities To Be Registered                       Registered         Per Share(1)         Price(1)              Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share                1,540,000              $0.01             $15,400              $1.00
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. No consideration will be received by Sagamore Holdings, Inc. in consideration for the shares being sold hereunder and there is currently no market for the shares being distributed. Accordingly, solely for purposes of calculating the registration fee, the Registrant has used $0.01 per share, which was the fair value of each share of Sagamore Holdings, Inc.'s common stock as of September 17, 2004.

(2)   This fee has been previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                Subject to Completion, dated as of August 9, 2005


                             SAGAMORE HOLDINGS, INC.
                        1,540,000 Shares of Common Stock

      The 1,540,000 shares of common stock of Sagamore Holdings, Inc. offered through this prospectus will be sold by current shareholders of the Company. The shareholders selling shares of common stock pursuant to this prospectus are 154 current employees of Sagamore Holdings, Inc.'s wholly-owned subsidiary, Nexus Custom Electronics Corp. The employees are collectively registering 1,540,000 shares of common stock of the Company.

      The shares of common stock are being offered for sale by the selling stockholders at a price of $0.01 until the Company's shares trade on the Over-the-Counter Bulletin Board and thereafter they will sell at prevailing market prices or privately-negotiated prices. On June 30, 2005, there was no public market for our shares of our common stock.

      Please refer to "Selling Stockholder" beginning on page 15.

      The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY........................................................1
THE OFFERING..............................................................3
SUMMARIZED FINANCIAL INFORMATION..........................................4
RISK FACTORS..............................................................7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS................14
SELLING STOCKHOLDERS.....................................................15
USE OF PROCEEDS..........................................................19
DILUTION.................................................................20
PLAN OF DISTRIBUTION.....................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS..............................................22
OUR BUSINESS.............................................................30
MANAGEMENT...............................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................40
PRINCIPAL STOCKHOLDERS...................................................41
DESCRIPTION OF SECURITIES................................................43
LEGAL MATTERS............................................................45
EXPERTS..................................................................45
WHERE YOU CAN FIND MORE INFORMATION......................................45
FINANCIAL STATEMENTS....................................................F-i
PART II................................................................II-2
EXHIBIT 5.1.............................................................5.1
EXHIBIT 23.1...........................................................23.1

                               PROSPECTUS SUMMARY


         The following summary contains basic information about this offering. It likely does not contain all the information that is important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.


Overview Of Sagamore Holdings, Inc.


         Sagamore Holdings, Inc. (the "Company" or "Sagamore Holdings") is a holding company that was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets and the business of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"), through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). The Company was initially capitalized on September 15, 2004 when it sold 6,000,000 shares of Series A Convertible Preferred Stock, which is redeemable at the Company's option, and received net proceeds of $5,250,000, after deducting expenses of $750,000, with the proceeds restricted for use in the purchase of Nexus. On September 20, 2004, the Company acquired, through NECI, substantially all of the net assets and the business of Nexus for total consideration of $12,000,000, of which $2,750,000 was paid through the issuance of a 7% promissory note to Jaco. The remainder of the purchase price was funded by the net proceeds of the preferred stock issuance described above and $4,000,000 borrowed through a bank credit facility with Comerica Bank. Sagamore accounted for the acquisition of Nexus as if it had been completed on October 3, 2004. On October 18, 2004, NECI's name was changed to Nexus Custom Electronics Corp.

         Nexus provides electronic contract manufacturing services to industrial original equipment manufacturers (OEMs) customers. Sales from our business are recognized at the time products are shipped to customers and may vary depending on the time of customers' orders, product mix and availability of component parts. Substantially all of our business is performed on a turnkey basis, which involves the procurement of specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both conventional pin-through-hole interconnection technology, as well as advanced surface mount technology.

         Nexus conducts its manufacturing operations at two locations. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont, which is owned by the Company. The second location is an approximately 30,000 square foot facility located in Woburn, Massachusetts, which is leased by the Company.

Going Concern Matters

         Sagamore Holdings recorded a loss for the period from September 15, 2004 (date of capitalization) through April 3, 2005 of $3,190,289. Nexus recorded a loss for the period from July 1, 2004 through October 3, 2004 (the period immediately prior to the acquisition) of $133,006. Nexus recorded a profit of $538,293 for the fiscal year ended June 30, 2004, and recorded a loss of $606,716 for the fiscal year ended June 30, 2003.

         The reports of the independent registered public accounting firm on its audits of the consolidated financial statements of Sagamore Holdings and its subsidiary and the financial statements of Nexus as of October 3, 2004 and for the periods then ended included in this prospectus include an explanatory paragraph that states that there is substantial doubt as to the ability of Sagamore Holdings and its subsidiary and Nexus to continue as going concerns because Nexus did not meet certain covenants under its credit facility and, accordingly, the outstanding balance under the credit facility is in default. The total amount outstanding under the credit facility at April 3, 2005, which was in default, was $4,319,049 and $3,978,675 at October 3, 2004 and April 3, 2005, respectively.

         The covenants that were violated related to a minimum working capital ratio, a maximum debt service ratio ("EBITDA", as defined, divided by interest and principal payment requirements); a leverage ratio (liabilities to tangible net worth ratio) and minimum tangible net worth (tangible net worth includes subordinated debt but excludes intangible assets). Under the terms of the agreement, the lender, at its discretion, may demand immediate payment and invoke penalty interest of up to three annual percentage points.


         On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.


         Unless Nexus receives a permanent waiver from the lender, and there can be no assurance that Nexus will obtain a waiver, the operating results and cash flows of Nexus and Sagamore Holdings may not be adequate to enable them to pay the balance due at or subsequent to April 3, 2005 unless they can obtain additional financing. Such matters raise substantial doubt about the ability of Nexus and, in turn, Sagamore Holdings, to continue as going concerns. The consolidated financial statements of Sagamore Holdings and subsidiary and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         If it is unable to obtain a waiver, the Company plans on attempting to replace its credit facility with a loan from a different lender. There are no assurances that it will be able to do so, and if it does, the cost of such facility may be higher than its current costs. If the Company cannot satisfactorily replace the credit facility, there would be insufficient liquidity to meet its current obligations over the next twelve months, and it would have to examine other strategic alternatives, including raising capital in the public equity markets, or a possible sale or liquidation of its business.

Interrelationships

      Robert Farrell, our Chief Executive Officer and Joseph W. Donohue, Jr., our Chairman of the Board of Directors co-founded Cornell Capital Partners, LP. In November 2003, Mr. Farrell and Mr. Donohue left Cornell Capital Partners, LP to form Sagamore Holdings. Cornell Capital Partners, LP and Yorkville Advisors Management, LLC are controlled by the same natural person.

About Us

      Our executive offices are located at 3300 Wood Avenue South, Iselin, New Jersey 08830 and our telephone number is (732) 603-4967. Our corporate websites are located at http://www.nexuscei.com. Information on our website does not constitute part of this prospectus.

                                  THE OFFERING

      The 1,540,000 shares of common stock of Sagamore Holdings offered through this prospectus will be sold by current shareholders of the Company. The shareholders selling shares of common stock pursuant to this prospectus are the Nexus employees, which are collectively selling up to 1,540,000 shares of common stock. The employees each received 10,000 shares of common stock on February 8, 2005 as an incentive bonus under the Company's 2004 Stock Incentive Plan.

Common Stock Offered                              1,540,000 shares by selling stockholders

Offering Price                                    Market

Common Stock Outstanding Before the Offering(1)   101,540,000 shares as of June 30, 2005

Use of Proceeds                                   We will not receive any proceeds of the shares offered by
                                                  the selling stockholders.

Risk Factors                                      The securities offered hereby involve a high degree of risk and immediate substantial dilution.  See "Risk Factors" and
                                                  "Dilution."

---------------

(1) Does not include outstanding options.

                        SUMMARIZED FINANCIAL INFORMATION

         Sagamore Holdings was formed on August 30, 2004 to acquire, through NECI, its newly formed, wholly-owned subsidiary, substantially all of the net assets of Nexus. Sagamore Holdings was initially capitalized on September 15, 2004 when it sold 6,000,000 shares of Series A Convertible Preferred Stock and received net proceeds of $5,250,000 restricted for use in the purchase of Nexus. Sagamore Holdings acquired substantially all of the net assets of Nexus on September 20, 2004 for total consideration of $12,000,000. Sagamore Holdings will have years that end, and Nexus had years that ended, on June 30th and each had first quarters for Fiscal 2005 that ended on October 3, 2004 as a result of utilizing interim fiscal quarters of thirteen weeks ending on a Sunday. Sagamore Holdings third quarter ended April 3, 2005. The only activities of Sagamore Holdings and NECI during the period from September 15, 2004 (date of capitalization) to October 3, 2004 consisted of arranging the financing for and acquiring Nexus. Sagamore Holdings accounted for the acquisition as a purchase as if it were effectively completed on October 3, 2004, the last day of the fiscal quarter immediately after the acquisition date, and the accompanying audited consolidated financial statements of Sagamore Holdings and subsidiary for the period from September 15, 2004 (date of capitalization) through October 3, 2004, and the accompanying unaudited condensed consolidated financial statements of Sagamore Holdings and subsidiary for the period from September 15, 2004 (date of capitalization) through April 3, 2004, do not include the results of operations of Nexus prior to the date of acquisition. The following is summary data derived from the audited Financial Statements of Sagamore Holdings and subsidiary as of October 3, 2004, and for the period September 15, 2004 (date of capitalization) through October 3, 2004, the unaudited Financial Statements of Sagamore Holdings and subsidiary as of April 3, 2005, and for the period September 15, 2004 (date of capitalization) through April 3, 2005, and the audited financial statements of Nexus as of October 3, 2004 immediately prior to the acquisition, and for the period July 1, 2004 through October 3, 2004, and for the years ended June 30, 2003 and 2004, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis or Plan of Operation" section of this Prospectus as well as with our historical Financial Statements and Pro Forma Financial Statements and the notes thereto.


                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                                                  Period From            Period From
                                                  September 15,       September 15, 2004
                                                  2004 (Date of          (Date of
                                                 Capitalization)       Capitalization)
                                                     through               through
                                                     April 3,             October 3,
Statement of Operations Data:                          2005                  2004
----------------------------------------------------------------------------------------
Net sales                                       $  11,765,192            $          --
Cost of sales                                      11,368,012                       --

Operating expenses                                  3,377,523               (1,747,500)
Loss from operations                               (2,980,343)              (1,747,500)
Interest expense                                      209,946                       --
Net loss                                        $  (3,190,289)           $  (1,747,500)
Loss per common share - basic and diluted       $       (0.03)           $       (0.02)
Weighted average common shares outstanding        109,320,099               98,421,053

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                                                                                       As of                   As of
                                                                                      April 3,               October 3,
Balance Sheet Data:                                                                     2005                    2005
----------------------------------------------------------------------------------------------------   ---------------------
Current assets                                                                  $         8,877,218    $          8,968,811
                                                                                --------------------     -------------------
Total assets                                                                    $        14,475,774    $         15,043,241
                                                                                ====================     ===================
Liabilities                                                                     $        10,653,163    $          9,793,241
                                                                                --------------------     -------------------
Preferred stock, 100,000,000 shares authorized:
   Series A redeemable convertible preferred stock, $0.001 par value; 6,000,000 shares issued and outstanding (liquidation preference $6,162,000 at April 3,
      2005)                                                                                   6,000                   6,000
   Series B convertible preferred stock, no par value; 10,000,000 shares issued
      and outstanding                                                                            --                      --
   Common stock, $0.001 par value; 2,000,000,000 shares authorized; 101,540,000
shares issued and outstanding as of April 3, 2005                                           101,540                 100,000
Additional paid-in capital                                                                6,905,360               6,891,500
Accumulated deficit                                                                      (3,190,289)             (1,747,500)
                                                                                --------------------     -------------------
Total stockholders' equity                                                                3,822,611               5,250,000
                                                                                                         -------------------
                                                                                --------------------
Total liabilities and stockholders' equity                                      $        14,475,774      $      $15,043,241
                                                                                ====================     ===================

                          NEXUS CUSTOM ELECTRONICS, INC
                                   HISTORICAL

                                                                     Period from               For the Years Ended
                                                                     July 1, 2004
                                                                       through
                                                                      October 3,                    June 30,
Statement of Operations Data:                                            2004                2004               2003
Net sales                                                              $   6,037,240       $  22,430,000      $  15,354,812
Cost of sales                                                              5,585,028          19,811,462         14,717,963
Operating expenses                                                           381,167           1,340,073          1,166,215
Income (loss) from operations                                                 71,045           1,278,465          (529,366)
Interest expense                                                             204,051             408,172            409,350
Income (loss) before income tax provision (benefit)                        (133,006)             870,293          (938,716)
Income tax provision (benefit)                                                    --             332,000          (332,000)
Net income (loss)                                                      $   (133,006)         $   538,293       $  (606,716)


---------------------------------------------------------------------------------------------------------------------------

                                                                                                                 As of
                                                                                                              October 3,
Balance Sheet Data:                                                                                              2004

Total assets                                                                                                   $ 15,464,717
                                                                                                               ============
Total liabilities                                                                                                16,430,079
                                                                                                               ------------
Common stock                                                                                                              2
Additional paid-in capital                                                                                        2,680,160
Accumulated deficit                                                                                             (3,645,524)
                                                                                                               ------------
Total stockholders' deficiency                                                                                    (965,362)
                                                                                                               ------------
Total liabilities and stockholders' deficiency                                                                 $ 15,464,717
                                                                                                               ============

===========================================================================================================================

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                           Risks Related To Our Business


Our Independent Registered Public Accounting Firm Has Stated That There Is Substantial Doubt About Our Ability To Continue As A Going Concern

         The reports of the independent registered public accounting firm on its audits of the consolidated financial statements of Sagamore Holdings and its subsidiary and the financial statements of Nexus as of October 3, 2004 and for the periods then ended included in this prospectus include an explanatory paragraph that states that there is substantial doubt as to the ability of Sagamore Holdings and its subsidiary and Nexus to continue as going concerns because Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and, accordingly, it was in default.


         Nexus was in violation of the covenants due to its recent operating losses, a significant underestimate made based on unaudited information at the time the loan covenants were negotiated of obsolete inventory attributable to purchased customized component parts included in raw material inventory arising from customer orders that were cancelled, higher than expected commercial and health insurance costs, and expenses related to filing this registration statement. The covenants that were violated specifically related to a minimum working capital ratio, a minimum debt service ratio, limitation on leverage (liabilities to equity) and lower than permitted tangible net worth. Nexus is in discussions with the lenders to waive noncompliance with these covenant violations, but there can be no assurance that it will be successful at obtaining the waivers. During this noncompliance period, while Nexus is in default of its credit agreement, the lender may force immediate repayment of amounts due (comprised of $2,898,675 under a revolving credit loan and $1,080,000 under a term loan at April 3, 2005), and invoke penalty interest (up to three percentage points annually on approximately $130,000) at the lender's discretion. On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.


         Unless Nexus receives a waiver from the lender, and Nexus may not be able obtain a waiver, the operating results and cash flows of Nexus and Sagamore Holdings may not be adequate to enable them to pay the balance due at or subsequent to April 3, 2005 unless it can obtain additional financing. The Company relies on its revolving credit facility, into which it is required to transfer all cash receipts, and from which it draws down advances, to pay all of its obligations. There is no cash in the business, beyond what is available through the credit facility.

         In addition to seeking a waiver from the lender, the Company is filing this registration statement with the Securities Exchange Commission which, if and when effective, will enable it to have the ability to access the public equity markets. However, there can be no assurances that the Company will be able to raise any additional capital in the public equity markets. If it is unable to receive a waiver, the Company plans on attempting to replace its credit facility with a different lender. There are no assurances that it will be able to do so, and if it does, the cost of such facility may be higher than its current costs. If the Company can not satisfactorily replace the credit facility, there would be insufficient liquidity to meet its obligations over the next twelve months it would have to examine other strategic alternatives including raising capital in the public equity markets, a possible sale of its business, or liquidation of its business.

         Such matters raise substantial doubt about the ability of Nexus and, in turn, the Company, to continue as going concerns. The consolidated financial statements of Sagamore Holdings and subsidiary and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.


Our Company Faces Inventory Obsolescence and Slow Moving Inventory, Which May Have A Material Adverse Affect On Our Business


         The Company purchases raw materials specified in the material requirements to manufacture products that customers order. If a customer cancels an order, and materials cannot be returned to suppliers, nor used on other products, the inventory may need to be adjusted downward in the financial statements or written off. Prior to its acquisition by the Company, Nexus had never prepared financial statements that had been audited. As a result of the preparation of the financial statements of Nexus and the related audits for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003, which were done in connection with and at the time of the Company's acquisition and the filing of its initial registration statement, Sagamore determined that Nexus purchased customized component parts that were included in raw material inventory that arose from customer orders that were subsequently replaced or cancelled prior to July 1, 2002. These materials could not be returned to suppliers, nor used in connection with orders from other customers. As a result, Nexus effectively recorded obsolescene charges of approximately $2,000,000 prior to July 1, 2002. The audited preacquisition financial statements of Nexus for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003 included in this registration statement do not reflect any material charges for obsolete and excess inventory. The Company has adopted procedures currently to periodically perform an in depth review of its inventory to determine if adjustments are required to its carrying value for accounting purposes.

We Have A Limited Operating History Upon Which You Can Evaluate Our Business

      Sagamore Holdings was formed on August 30, 2004 to acquire substantially all of the assets of Nexus. The only activities of Sagamore Holdings during the period from September 15, 2004 (date of capitalization) to October 3, 2004 consisted of arranging the financing for and acquiring Nexus. In addition, management of Sagamore Holdings has no history of operating an electronic contract manufacturing business. Although the Company has entered into employment agreements with three executives, one of which was responsible for managing the operations of Nexus prior to its acquisition, we cannot assure that we will be able to successfully manage the acquired business.


Our Credit Facility Contains Covenants That Restrict Our Operations And May Inhibit Our Ability To Grow Our Business And Increase Revenues

      Our credit facility contains restrictions and covenants that, among other things, require us to satisfy financial, asset quality and loan performance tests. If we fail to satisfy any of these covenants, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements and restrict our ability to make additional borrowings. These agreements also contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

      The covenants and restrictions in our credit facility may restrict our ability to, among other things: finance loans, which do not have specified attributes; reduce our liquidity below minimum levels; and hold loans for longer than established time periods.

      These restrictions may interfere with our ability to enter into other financing arrangements or to engage in other business activities, which may harm our business.


Our Business May Suffer If The Networking And Telecommunications Markets Of The Electronics Industry Fail To Grow And Evolve

      Our customer base has historically been concentrated in a limited number of markets within the electronics industry. Several customers have recently indicated the possibility of an economic downturn in their industries, including the networking and telecommunications market. Developments adverse to these industry segments could materially and negatively impact us. These industry segments, and the electronics industry as a whole, experience:

      o     intense competition;

      o rapid technological changes resulting in short product life-cycles and consequent product obsolescence;

      o     significant fluctuations in product demand;

      o     economic cycles, including recessionary periods; and consolidation.

      If these events occur, our business may be negatively impacted.


The Company May Have To Pay $500,000 As A Working Capital Adjustment Pursuant to The Asset Purchase Agreement With The Former Parent of Nexus Which Could Have A Material Adverse Effect On Our Business and Operations

      The Asset Purchase Agreement entered into on September 20, 2004, whereby the Company purchased substantially all of the assets of Nexus, contains a Net Working Capital Adjustment (defined as a dollar-for-dollar adjustment to the purchase price, up to a maximum of $500,000, to the extent the net working capital as of the closing date, as determined by a post-closing review, is different from $7,331,000 by more than $200,000). On November 19, 2004, the Company received a Net Working Capital Statement from Jaco Electronics, Inc., the former parent of Nexus, whereby Jaco stated that it had a claim in the amount of $500,000 as an adjustment to the purchase price, pursuant to the Asset Purchase Agreement. Subsequently, Nexus provided Jaco with its Net Working Capital Statement, which revealed that Nexus had a claim against Jaco in the amount of $500,000 as an adjustment to the purchase price. The Asset Purchase Agreement contains an arbitration provision, whereby all disputes related to the Net Working Capital Adjustment must be arbitrated. The parties are currently attempting to settle this issue. However, it is likely that arbitration before an agreeable accounting firm will occur. There is a chance that the Company may be unsuccessful. If the Company is unsuccessful on the merits, this would have a material adverse effect on our working capital.


We Are Dependent On Our Suppliers. If One Or More Of Our Largest Suppliers Chooses Not To Sell Products To Us, Our Operating Results Could Suffer

      We rely on our suppliers for products, which generate a significant portion of our sales. Substantially all of our inventory has and will be purchased from suppliers with which we have entered into non-exclusive distributor agreements, which are typically cancelable on short notice. Our future success will depend in large part on maintaining relationships with existing suppliers and developing relationships with new ones. One of our suppliers is Jaco, with whom we have entered into a supply agreement, which they may terminate at any time. The customer/supplier relationship with Jaco has not been affected to this point by the dispute over the net working capital adjustment. Jaco's percentage of total material purchases for Nexus for Fiscal Year 2003, 2004, the first quarter of 2005 and the second quarter of 2005 were 4.7%, 5.8%, 5.6% and 6.5%, consecutively. Although the components we purchase from Jaco are typically available from other distributors, the termination of the relationship may create the possibility of a harmful effect on operations for a particular fiscal period due to revenue shortfalls from incomplete or late shipments.


We Do Not Have Long-Term Contracts With Our Customers And, As A Result, Our Customers May Be Able To Cancel, Reduce Or Delay Their Orders Without Penalty Which Would Adversely Affect Our Revenue

      We typically do not obtain long-term purchase orders or commitments but instead work with our customers to develop nonbinding forecasts of the future volume of orders. A variety of conditions, both specific to each individual customer and generally affecting each customer's industry, may cause our customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, our customers may cancel, reduce or delay purchase orders and commitments without penalty. Significant or numerous cancellations, reductions or delays in orders by customers, or any inability by customers to pay for our products could have a material adverse effect on our operating results. For example, in the fiscal year ended June 30, 2002, the business experienced a 58% reduction in revenue when several key customers cancelled, reduced and delayed orders due to the economic downturn during that period. Sales decreased from $7.0 million in the first quarter of 2002 to $4.2 million in the second quarter of 2002 to $2.9 million in the third quarter of 2002. The Company did not substantially recover from this situation until the Fiscal 2004 period.


The Products We Manufacture May Have To Conform To RoHS (Restriction For Use Of Hazardous Substances) By July of 2006, Which Could Result In Inventory Obsolescence And Capital Equipment Investment

      We manufacture products that our customers may ship to Europe or Asia. The movement to lead-free (Pb) products is driven by environmental concern legislation in Europe and Asia. Key European legislation drivers include EC requirements for lead elimination, RoHS. These requirements may render some of our inventory obsolete, as well as potentially increase the pricing for raw materials significantly, which will have an impact on sales and gross profit margin. Also, the change in soldering technologies may require new soldering equipment and processes. The acquisition and implementation of new equipment and processes may require significant expense or capital investment. Additionally, some electronic components may not be available as lead-free in time for conformance to the new regulations. These regulations could have a negative impact on sales and gross profit margins, unless our suppliers and customers, as well as the Company are able to conform. At this time, we do not know the percentage of products that our customers purchase from us which are shipped to Europe or Asia, so we cannot precisely estimate the effect of this situation on future revenue, inventory obsolescence or capital equipment investment requirements.

We May Be Subject To Financial Risks Associated With New Customers Which Could Result in the Non-Payment

      If we broaden our customer base, the Company will enter into relationships with new customers, who will not have a proven credit history with us. Therefore, there is potential for procuring inventory and shipment of product for which there is risk of non-payment. Collection problems with new customers would affect our revenue and profitability.


We Are Dependent On Foreign Manufacturers And Subject To Trade Regulations Which Expose Us To Political And Economic Risk

      A significant number of components sold by us are manufactured by foreign manufacturers. As a result, our ability to sell certain products at competitive prices, could be adversely affected by the following:

      o     increases in tariffs or duties;

      o     changes in trade treaties;

      o     currency fluctuations;

      o     strikes or delays in air or sea transportation; and

      o future United States legislation with respect to pricing and/or import quotas on products imported from foreign countries.

      Our ability to be competitive with respect to sales of imported components could also be affected by other governmental actions and policy changes relating to, among other things, anti-dumping and other international antitrust legislation and adverse currency fluctuations which could have the effect of making components manufactured abroad more expensive. Because we purchase products from United States subsidiaries or affiliates of foreign manufacturers, our purchases are paid for in U.S. dollars, which usually reduces or eliminates the potential adverse effects of currency fluctuations. However, such factors could materially adversely affect our business in the future.

Our Industry Is Subject To Supply Shortages. Any Delay Or Inability To Obtain Components May Have An Adverse Effect On Our Operating Results

      For the most part, electronic components are readily available; but on occasion there are market conditions, which cause availability of components to extend beyond normal lead times. During these times, there have been shortages of components, such as semi-conductor devices, capacitors and resistors that have been subject to limited allocation by some of our suppliers. Component shortages could have an adverse effect on business due to the potential for an increase in our cost of goods from premium charges we may pay to purchase components in short supply. There is also the possibility of a harmful effect on operations for a particular fiscal period due to revenue shortfalls from incomplete or late shipments. Although component shortages have not impacted on our business to date, the possibility exists that this situation could also damage customer relationships if shortages were to extend to a longer-term period.


The Prices Of Our Components Are Subject To Volatility And Therefore Our Profit Margins May Be Negatively Impacted Or Difficult to Predict

      We sell a significant amount of products that have historically experienced volatile pricing. If market pricing for these products decreases significantly, we may experience periods when our investment in inventory exceeds the market price of such products. These market conditions could have a negative impact on sales and gross profit margins unless and until our suppliers reduce the cost of these products. It also may cause us difficulty in accurately predicting our gross profit margins.


We Are Dependent On Two Key Customers And The Loss Of Either Of These Customers Could Have A Material Adverse Affect On Our Business

      Currently, we have two key customers, GSI Lumonics and Frequency Electronics, Inc. Sales to GSI Lumonics and Frequency Electronics, Inc. account for more than half of our sales. We do not have long-term purchase orders or commitments with these customers. This exposes us to various risks. If either of these customers were to discontinue doing business with us, we would have difficulties in replacing the revenues produced by each of these customers and our operations would be negatively affected. Another risk is that our business reputation would be negatively affected if either of these customers were to discontinue our business relationship. In the event that we experience difficulties with either of these customers, we could be forced to curtail or cease our business operations.


Our Industry Is Highly Competitive And Competition Could Harm Our Ability To Sell Our Products And Services And Thereby Reduce Our Market Share

      The electronics contract manufacturing industry is highly fragmented and is characterized by relatively high levels of volatility, competition and pricing and margin pressure. Many large contract manufacturers operate high-volume facilities and primarily focus on high-volume product runs. In contrast, we focus on low-to-medium volume and service-intensive products. We compete against numerous domestic and offshore manufacturers, as well as the in-house manufacturing capabilities of our existing and potential customers. Many of such competitors have greater name recognition and financial and other resources than we do. In addition, regional competitiveness is an issue that Nexus faces, as Nexus finds it difficult to compete in the western region of the

United States. Further, competition is highly concentrated in the northeast region of the United States, with more than 250 contract manufacturers located in the same area as Nexus. We may not be able to continue to compete successfully with existing or new competitors and failure to do so could have a material adverse effect on our operating results.


We May Not Be Able To Maintain Our Technological And Manufacturing Process Expertise, Which Would Harm Our Business

      The markets for our manufacturing services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

      o     maintain and enhance our technological capabilities;

      o develop and market manufacturing services which meet changing customer needs; and

      o successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

      We cannot be certain that we will develop capabilities required by our customers in the future. Also, the emergence of new technologies, industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new assembly and testing technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require significant expense or capital investment. Our failure to anticipate and adapt to our customers' changing technological needs and requirements would have an adverse effect on our business.


Products We Manufacture May Contain Design Or Manufacturing Defects Which Could Result In Reduced Demand For Our Services And Liability Claims Against Us

      We manufacture products to our customers' specifications which are highly complex and may at times contain design or manufacturing errors or failures. Design defects have not materially affected our financial condition or operations in the past, however, design defects have been discovered in products we manufactured and, despite our quality control and quality assurance efforts, defects may occur in the future. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects occur in large quantities or too frequently, our business reputation may also be impaired. In addition, these defects may result in liability claims against us.


We Depend On The Continued Services Of Our Executive Officers, And The Loss Of Key Personnel Could Affect Our Ability To Successfully Grow Our Business.

      We are highly dependent upon the services of Daniel Shea, the President of Nexus and Acting Chief Financial Officer of Sagamore Holdings, Robert Farrell, our Chief Executive Officer and Joseph W. Donohue, Jr., our Chairman of the Board of Directors. The permanent loss for any reason of Daniel Shea, Joseph W. Donohue, Jr. or Robert P. Farrell, or one or more of our other key executives, could have a material adverse effect upon our operating results. Mr. Donohue and Mr. Farrell have each entered into employment agreements with Sagamore Holdings and Mr. Shea has entered into an employment agreement with Nexus. We may not be able to locate suitable replacements for our executives if their services were lost. We do not maintain key man life insurance on any of these individuals. Our future success will also depend, in part, upon our continuing ability to attract and retain highly qualified personnel.


We Depend On Third-Party Financing Sources, Which If Unavailable To Us In The Future Could Harm Our Business

      Any failure to renew or obtain adequate funding under a line of credit or other financing arrangements, or any reduction in the size of, or increase in the cost of, these types of facilities, could harm our business.

      During volatile times in the capital markets, our access to and other financing may be severely limited. If we are unable to maintain adequate financing and other sources of capital are not available, we would be forced to suspend or curtail our operations, which would harm our business.

Our Stockholders May Experience Significant Dilution If Future Equity Offerings Are Used To Fund Operations Or Acquire Businesses

      If working capital or future acquisitions are financed through the issuance of equity securities, Sagamore Holdings stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Sagamore Holdings common stock.


                     Risks Related To Our Capital Structure


We Are Controlled By Principal Stockholders, Some Of Whom Are Also Our Members Of Our Senior Management and Board of Directors, Who May Have The Ability To Influence Fundamental Corporate Changes

      As of June 30, 2005, our principal stockholders, Joseph W. Donohue, Jr. and Robert P. Farrell beneficially owned approximately 86.9% of the outstanding shares of our common stock, exclusive of the Company's securities convertible into common stock. In addition, each of Messrs Donohue and Farrell own 5,000,000 shares of Series B Convertible Preferred Stock, which are convertible into the lesser of: (i) 75,000,000 shares of common stock; or (ii) fifty-one percent of the outstanding shares of common stock after giving effect to the conversion of the Series B Convertible Preferred Stock. In addition, the Series B Convertible Preferred Stock is entitled to vote 51% of the votes on any matter placed before the shareholders of the Company. Accordingly, if these individuals were to act in concert, they would have the ability to exercise significant control over the Company with respect to matters submitted to a stockholder vote, including the approval of fundamental corporate transactions, such as mergers and acquisitions, consolidations and asset sales, and electing all members of our Board of Directors. As long as these individuals control such a substantial percentage of our shares, third parties may not be able to gain control of us through purchases of our common stock. In addition, Robert P. Farrell is the Chief Executive Officer and is a director of Sagamore Holdings and Joseph W. Donohue, Jr. is Chairman of the Board of Directors of Sagamore Holdings.


If A Public Market Develops For Our Common Stock, The Series A Convertible Preferred Stock May Be Convertible Into A Significantly Higher Number Of Shares Of Common Stock Than 6,000,000, Causing Additional Dilution To Existing Shareholders

      Based on the conversion feature contained in the Series A Convertible Preferred Stock, if a public market develops for the Company's common stock, the market price may be at a price lower than $1.00. Therefore, the Series A Convertible Preferred Stock may convert into significantly more than 6,000,000 shares of common stock. If the conversion price of Sagamore Holdings' common stock is $1.00, the Series A Convertible Preferred Stock will collectively convert into 6,000,000 shares of common stock, which will have a significant dilutive impact on your holdings. If the Series A Convertible Preferred Stock converts at $1.00 per share, the dilution would be equal to $0.9645 per share, assuming the offering occurred on our last balance sheet date of April 3, 2005.


                         Risks Related To This Offering



Currently No Public Market Exists For Our Common Stock Which Causes Our Shares To Be Illiquid Until A Public Market Is Established

      There is currently no public market for our common stock and a public market for our common stock may not develop. Without a public market, shareholders may have difficulty selling their shares of common stock. If a public market does develop for our common stock, shareholders may still have difficulty selling their shares. The Company may be unsuccessful in obtaining an approval for trading on the Over-the-Counter Bulletin Board. In addition, even if the Company's common stock is approved for trading on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board is characterized by low trading volume, thus this may provide a limited liquidity into the market for our shares. As a result of the foregoing, our shareholders may be unable to liquidate their shares.


If A Public Market Develops For Our Common Stock, Our Common Stock Will Likely Be Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      If a public market develops for our common stock, our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system;

      o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act;

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. If these requirements are applicable, they may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are individuals that received common stock from the Company on February 8, 2005. A description of the selling shareholders' relationship to Sagamore Holdings and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                                                  Percentage of
                                                                                                                  Outstanding
                                                  Shares           Percentage of                                  Shares
                                                  Beneficially     Outstanding Shares      Shares                 Beneficially
                                                  Owned Before     Beneficially Owned      to be Sold in the      Owned After
Selling Stockholders                              Offering         Before Offering(1)      Offering               Offering
--------------------                              --------         ------------------      --------               --------
                   Employees of Nexus Custom Electronics Corp.

Marlene J. Alger                                     10,000                       *                 10,000               0%
Eldon J. Atkins                                      10,000                       *                 10,000               0%
Sharon J. Atwood                                     10,000                       *                 10,000               0%
Ines Avila                                           10,000                       *                 10,000               0%
Michelle L. Bailey                                   10,000                       *                 10,000               0%
Penelope J. Baldwin                                  10,000                       *                 10,000               0%
Linda J. Barrows                                     10,000                       *                 10,000               0%
Anna-Marie Barucco                                   10,000                       *                 10,000               0%
Peter M. Becker                                      10,000                       *                 10,000               0%
Heidi M. Bellizzi                                    10,000                       *                 10,000               0%
Bridgette A. Bent                                    10,000                       *                 10,000               0%
Steven P. Bessette                                   10,000                       *                 10,000               0%
Roxann M. Blackmer                                   10,000                       *                 10,000               0%
Garry S. Boie                                        10,000                       *                 10,000               0%
Maria F. Braga                                       10,000                       *                 10,000               0%
Vickie L. Bresette                                   10,000                       *                 10,000               0%
Jason N. Brutkoski                                   10,000                       *                 10,000               0%
Scott A. Brutkoski                                   10,000                       *                 10,000               0%
Charlene N. Byrant                                   10,000                       *                 10,000               0%
Nelia Buckley                                        10,000                       *                 10,000               0%
Douglas J. Cameron                                   10,000                       *                 10,000               0%
Patricia S. Carbonell                                10,000                       *                 10,000               0%
Linda M. Carleton                                    10,000                       *                 10,000               0%
Amy Chamberlain                                      10,000                       *                 10,000               0%
Sommith Chanthavong                                  10,000                       *                 10,000               0%
Yu-Chun Cheng                                        10,000                       *                 10,000               0%
Billi Jo Christian                                   10,000                       *                 10,000               0%
Katie A. Cole                                        10,000                       *                 10,000               0%
Melissa A. Cole                                      10,000                       *                 10,000               0%
Adelbert A. Cook                                     10,000                       *                 10,000               0%
Lee Cousino                                          10,000                       *                 10,000               0%
Paula J. Debreceni                                   10,000                       *                 10,000               0%
Susan G. Delorm                                      10,000                       *                 10,000               0%
Julie H. Delphia                                     10,000                       *                 10,000               0%
Jaska M. Desforges                                   10,000                       *                 10,000               0%
Shawn P. Devino                                      10,000                       *                 10,000               0%
Ethan C. Dick                                        10,000                       *                 10,000               0%
Deborah L. Dike                                      10,000                       *                 10,000               0%
Barbara J. Disorda                                   10,000                       *                 10,000               0%
Patricia A. Disorda                                  10,000                       *                 10,000               0%
Jenny M. Douglas                                     10,000                       *                 10,000               0%
Denis D. Dyer                                        10,000                       *                 10,000               0%

                                                                                                                  Percentage of
                                                                                                                  Outstanding
                                                  Shares           Percentage of                                  Shares
                                                  Beneficially     Outstanding Shares      Shares                 Beneficially
                                                  Owned Before     Beneficially Owned      to be Sold in the      Owned After
Selling Stockholders                              Offering         Before Offering(1)      Offering               Offering
--------------------                              --------         ------------------      --------               --------
Linda M. Farrell                                     10,000                       *                 10,000               0%
Gerald W. Fowler                                     10,000                       *                 10,000               0%
Shawn A. Francis                                     10,000                       *                 10,000               0%
Brenda Frazier                                       10,000                       *                 10,000               0%
John E. Gatto                                        10,000                       *                 10,000               0%
Janice A. Gearwar                                    10,000                       *                 10,000               0%
Sheila K. Gearwar                                    10,000                       *                 10,000               0%
Thomas G. Glover                                     10,000                       *                 10,000               0%
Sandra L. Greeno                                     10,000                       *                 10,000               0%
Shawn P. Griffin                                     10,000                       *                 10,000               0%
Desi R. Grosso                                       10,000                       *                 10,000               0%
Matthew G. Guillette                                 10,000                       *                 10,000               0%
Tammy M. Hallett                                     10,000                       *                 10,000               0%
Jeffrey L. Hamlett                                   10,000                       *                 10,000               0%
Melissa E. Harrison                                  10,000                       *                 10,000               0%
Robin Harrison                                       10,000                       *                 10,000               0%
Kenneth W. Hewitt                                    10,000                       *                 10,000               0%
Lora A. Hibbard                                      10,000                       *                 10,000                *
Cheng-An Ho                                          10,000                       *                 10,000               0%
Gina M. Holt                                         10,000                       *                 10,000               0%
Lisa M. Hope                                         10,000                       *                 10,000               0%
Linda B. King                                        10,000                       *                 10,000               0%
Deborah M. LaMonda                                   10,000                       *                 10,000               0%
Lois E. Langille                                     10,000                       *                 10,000               0%
Lisa Marie Lawrie                                    10,000                       *                 10,000               0%
Hoa Thi Le                                           10,000                       *                 10,000               0%
Phuong Le                                            10,000                       *                 10,000               0%
Tam L. Le                                            10,000                       *                 10,000               0%
Thu Thi Le                                           10,000                       *                 10,000               0%
June A. LeCompte                                     10,000                       *                 10,000               0%
Chhorm Leung                                         10,000                       *                 10,000               0%
Erica L. Loso                                        10,000                       *                 10,000               0%
Nathalia M. Luis                                     10,000                       *                 10,000               0%
Leangim Ly                                           10,000                       *                 10,000               0%
Khuong Mai                                           10,000                       *                 10,000               0%
Naomi J. Manning                                     10,000                       *                 10,000               0%
Diane C. McCoy                                       10,000                       *                 10,000               0%
John S. McGarvin                                     10,000                       *                 10,000               0%
Jolene M. McKeighan                                  10,000                       *                 10,000               0%
Scott R. Merrill                                     10,000                       *                 10,000               0%
Katelynne M. Michaud                                 10,000                       *                 10,000               0%
Kathleen M. Miller                                   10,000                       *                 10,000               0%
Barbara A. Mottram                                   10,000                       *                 10,000               0%
Donna L. Munger                                      10,000                       *                 10,000               0%
Barbara A. Nelson                                    10,000                       *                 10,000               0%
Melinda Nelson                                       10,000                       *                 10,000               0%
Hai T. Nguyen                                        10,000                       *                 10,000               0%
John H. Nguyen                                       10,000                       *                 10,000               0%
Ngai Thi Nguyen                                      10,000                       *                 10,000               0%
Sinh Huu Nguyen                                      10,000                       *                 10,000               0%
Karen M. O'Connell                                   10,000                       *                 10,000               0%
Janice M. Osgood                                     10,000                       *                 10,000               0%

                                                                                                                  Percentage of
                                                                                                                  Outstanding
                                                  Shares           Percentage of                                  Shares
                                                  Beneficially     Outstanding Shares      Shares                 Beneficially
                                                  Owned Before     Beneficially Owned      to be Sold in the      Owned After
Selling Stockholders                              Offering         Before Offering(1)      Offering               Offering
--------------------                              --------         ------------------      --------               --------
Matthew M. Page                                      10,000                       *                 10,000               0%
Jyotsna Patel                                        10,000                       *                 10,000               0%
Linda G. Pearsons                                    10,000                       *                 10,000               0%
Rosa M. Pedro                                        10,000                       *                 10,000               0%
Moni Ratha Pen                                       10,000                       *                 10,000               0%
Hoa Phan                                             10,000                       *                 10,000               0%
Nhan H. Phan                                         10,000                       *                 10,000               0%
Thai Van Phan                                        10,000                       *                 10,000               0%
Phet Phanthavong                                     10,000                       *                 10,000               0%
Phonephasay Phathanak                                10,000                       *                 10,000               0%
Cuc Phung                                            10,000                       *                 10,000               0%
Paul Phung                                           10,000                       *                 10,000               0%
John P. Preiser                                      10,000                       *                 10,000               0%
Burton C. Preston                                    10,000                       *                 10,000               0%
Mary Ann T. Prevendoski                              10,000                       *                 10,000               0%
Luiza Qirici                                         10,000                       *                 10,000               0%
Cuong Bao Quang                                      10,000                       *                 10,000               0%
Penny L. Racine                                      10,000                       *                 10,000               0%
Catrina L. Raleigh                                   10,000                       *                 10,000               0%
Nadina F. Raudales                                   10,000                       *                 10,000               0%
Pamela R. Reed                                       10,000                       *                 10,000               0%
Linda M. Rosato                                      10,000                       *                 10,000               0%
Darcy L. Rowe                                        10,000                       *                 10,000               0%
Michelle L. Rowe                                     10,000                       *                 10,000               0%
Mark J. Rusciolelli                                  10,000                       *                 10,000               0%
Linda L. Russell                                     10,000                       *                 10,000               0%
Aline M. Santos                                      10,000                       *                 10,000               0%
Helena L. Santos                                     10,000                       *                 10,000               0%
Phyllis K. Sawtell                                   10,000                       *                 10,000               0%
Kurt R. Schmid                                       10,000                       *                 10,000               0%
Leon E. Shackett                                     10,000                       *                 10,000               0%
Daniel J. Shea                                    2,510,000(2)                2.47%                 10,000            2.46%
Stephen J. Spinale                                   10,000                       *                 10,000                *
Tracee L. Stevens                                    10,000                       *                 10,000               0%
Penny J. Stuart                                      10,000                       *                 10,000               0%
Stephanie G. Stuart                                  10,000                       *                 10,000               0%
Amy S. Tang                                          10,000                       *                 10,000               0%
Yee Y. Tham                                          10,000                       *                 10,000               0%
Margaret A. Theriault                                10,000                       *                 10,000               0%
Bernard A. Thibodeau, Jr.                            10,000                       *                 10,000               0%
Phouvong Thipphavong                                 10,000                       *                 10,000               0%
Be Tran                                              10,000                       *                 10,000               0%
Jaspe Tran                                           10,000                       *                 10,000               0%
Sean K. Turner                                       10,000                       *                 10,000               0%
Cynthia M. Valente                                   10,000                       *                 10,000               0%
Paul T. Valente                                      10,000                       *                 10,000               0%
Thary Vann                                           10,000                       *                 10,000               0%
Zhulieta Vladasi                                     10,000                       *                 10,000               0%
Linh H. Vo                                           10,000                       *                 10,000               0%
Karen Wilber                                         10,000                       *                 10,000               0%
Lizette M. Wilbur                                    10,000                       *                 10,000               0%
Lorraine J. Williams                                 10,000                       *                 10,000               0%

                                                                                                                  Percentage of
                                                                                                                  Outstanding
                                                  Shares           Percentage of                                  Shares
                                                  Beneficially     Outstanding Shares      Shares                 Beneficially
                                                  Owned Before     Beneficially Owned      to be Sold in the      Owned After
Selling Stockholders                              Offering         Before Offering(1)      Offering               Offering
--------------------                              --------         ------------------      --------               --------
Shane M. Williams                                    10,000                       *                 10,000               0%
Susan Wong                                           10,000                       *                 10,000               0%
Donna A. Wood                                        10,000                       *                 10,000               0%
Denise F. Wortman                                    10,000                       *                 10,000               0%
Shaun M. Wortman                                     10,000                       *                 10,000               0%
Sambat Yang                                          10,000                       *                 10,000               0%
Hsiu Chun Yee                                        10,000                       *                 10,000               0%
Lee A. Zimmerman                                     10,000                       *                 10,000               0%
---------------

*     Less than 1%.

(1) Applicable percentage of ownership is based on 101,540,000 shares of common stock outstanding as of June 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 30, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliated are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes 2,500,000 shares of common stock underlying options to purchase shares of common stock and $0.001 per share and 10,000 shares of common stock.


Employees Of Nexus Custom Electronics Corp.


      Nexus' Employees. On February 8, 2005, Sagamore Holdings issued 10,000 shares of its common stock to 154 employees of Nexus, as of that date, as an incentive bonus under the Company's 2004 Stock Incentive Plan under Rule 701 under the Securities Act. We are registering 1,540,000 shares of common stock in this offering.

      With respect to the sale of unregistered securities referenced above unless otherwise noted, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

                                    DILUTION

         The net worth or net book value of Sagamore Holdings, Inc. and Subsidiary as of April 3, 2005 was $3,822,611 or $0.04 per share of common stock. Tangible net worth or net book value per share is determined by dividing our tangible net assets (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Sagamore Holdings, our tangible net worth or book value will be unaffected by this offering. Dilution will occur in the amount of $0.9632 if the 2,500,000 outstanding options are exercised, assuming the options were exercised on our last balance sheet date of April 3, 2005.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling its shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, the Company expects the selling stockholder to pay these expenses. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1.00, printing expenses of $2,500, accounting fees of $50,000, legal fees of $25,000 and miscellaneous expenses of $7,499. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder.

         The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholder is distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the audited and unaudited historical financial statements of Sagamore Holdings, Inc. ("Sagamore Holdings" or the "Company"), the audited historical financial statements of Nexus Custom Electronics Inc. ("Nexus"), the related notes thereto and the unaudited pro forma condensed consolidated financial statements included elsewhere herein.

Overview

      Sagamore Holdings, Inc. was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets and the business of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"). As used herein, the "Company" refers to Sagamore Holdings, Inc. or Sagamore Holdings, Inc. together with its subsidiary. On September 15, 2004, the Company sold 6,000,000 shares of Series A redeemable convertible preferred stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus.

      On September 20, 2004, the Company acquired Nexus through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). Nexus is a contract manufacturing company, which assembles electronic components and printed circuit boards. Total consideration paid for the net assets was $12,000,000, including $2,750,000 paid through the issuance of a 7% promissory note to Jaco. The remainder of the purchase price was funded by the net proceeds of the preferred stock issuance described above and $4,000,000 borrowed under a bank credit facility.

      The Company's fiscal year ends on June 30th. The interim fiscal quarters consists of thirteen weeks ending on a Sunday.

      The acquisition was accounted for pursuant to the purchase method of accounting as if the acquisition was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition. Accordingly,

(i) the assets (including the identifiable intangible assets) and the liabilities of Nexus were recorded as of that date at their estimated fair values and (ii) the audited and unaudited consolidated statement of operations of the Company for the period from September 15, 2004 (date of capitalization) to October 3, 2004 and the period from September 15, 2004 (date of capitalization) to April 3, 2005, included elsewhere in this prospectus, do not include any amounts related to the operations of Nexus prior to the date of acquisition.


         The consolidated financial statements of the Company have been prepared assuming that it will continue as a going concern. However, the Company did not meet certain covenants under its credit facility and, accordingly, the outstanding balance under the credit facility was in default as of October 3, 2004 and April 3, 2005. As a result of the default, the balance of the term loan under the credit facility, totaling $1,200,000 at October 3, 2004, and $1,080,000 at April 3, 2005, has been classified in current liabilities in the accompanying consolidated balance sheets. The Company did not meet the requirements of four covenants: minimum working capital ratio; debt service ratio ("EBITDA", as defined, divided by interest and principal payment requirements); leverage ratio (liabilities to tangible net worth ratio) and minimum tangible net worth (tangible net worth includes subordinated debt but excludes intangible assets), and therefore, was in default. During the period while the Company is in default under the credit facility, the lender may force immediate repayment of amounts due ($4,319,049 at October 3, 2004 and $3,978,675 at April 3, 2005), and invoke penalty interest (up to three percentage points or approximately $130,000 annually) at the lender's discretion. Since the Company has not been notified that it will be charged penalty interest, it has not accrued any as of October 3, 2004 or as of April 3, 2005. Unless the Company receives a permanent waiver from the lender, and there can be no assurances that the Company will obtain a waiver, there would be insufficient liquidity to meet its current obligations through at least April 3, 2006. The Company's operating results and cash flows will not be adequate to enable it to pay the balance due at or subsequent to April 3, 2005 unless it can obtain additional financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.

         The Company was not in default under other loan agreements at April 3, 2005, but were it to be in default of loan amounts exceeding $5,000,000, it could result in a default under the $2,750,000 promissory note issued to Jaco discussed above. If a default occurred under this note, the note holder could accelerate the maturity, and declare the note immediately due and payable.

         In addition to seeking a waiver and an extension of the due date from the credit facility lender, the Company has filed a registration statement with the Securities Exchange Commission which, if and when effective, will, in the opinion of management, enable it to have the ability to access the public equity markets and obtain additional capital. However, there can be no assurances that the Company will be able to raise any additional capital in the public equity markets. If it is unable to obtain a waiver and an extension, the Company plans on attempting to replace its credit facility with a loan from a different lender. There are no assurances that it will be able to do so, and if it does, the cost of such facility may be higher than its current costs. If the Company cannot satisfactorily replace the credit facility, there would be insufficient liquidity to meet its current obligations through at least April 3, 2006 and it would have to examine other strategic alternatives, including raising capital in the public equity markets, or a possible sale or liquidation of its business.

         Management believes, but cannot assure, that the Company will be able to either extend the maturity date of the credit facility, replace the credit facility with a loan from a different lender or obtain additional equity financing and that the Company will be able to meet its financial obligations through April 2006.


         Since July 1, 2004, we have experienced market softness, and experienced increased competitive pressure from offshore electronic manufacturers, which have won some customer business that we would normally realize. We have also just completed negotiating terms of future business with one of our major customers and are negotiating continuation of this business. Until an agreement is reached, the uncertainty of this business could have a significant impact on revenues. Several of our long-term customers are seeking price discounts, which will have an adverse impact on gross margins. Overall, net sales should remain relatively flat for the current year. However, with the competitive pressures, market uncertainties and the need for increased capital resources, gross profit margin could continue lower than in the fiscal year ended June 30, 2004.

         We added more technology experience over the course of Fiscal 2004 in order to be in a position to capitalize on improving markets, if and when they materialize, as well as to demonstrate a technologically competitive position with prospective customers.


         We continue to search for areas within the business to improve its cost structure and its efficiency, and thus, its competitiveness. During the first calendar quarter in 2005, for example, we began an initiative to review (value stream mapping) all processes in order to implement the "Lean Manufacturing" concepts. Lean Manufacturing is a systematic approach to eliminating non-value added activities (waste). Flow is created throughout the entire Company eliminating overproduction and modifying traditional scheduling systems to produce what the customer wants, when they want it. Lean Manufacturing, based on the Toyota Model, provides a company with the tools to implement long-term plans to streamline operations.

         It is also important for us to be able to support customer demand with adequate amounts of working capital and manufacturing capacity. We, therefore, are continuing to negotiate waivers of covenant noncompliance with our lenders and to extend our revolving credit agreement beyond the August 2005 maturity; however, there are no assurances that the waivers will be received or the extension will be approved.


         Management believes that the combination of an improved business climate, improvement in its cost structure, normalization of conditions with lenders, the completion of this registration statement and the conclusion of the incurrence of the significant costs related thereto, should enable the Company to return to improved operating results.

Going Concern Matters


         The reports of the independent registered public accounting firm on its audits of the consolidated financial statements of Sagamore Holdings and its subsidiary and the financial statements of Nexus as of October 3, 2004 and for the periods then ended included in this prospectus include an explanatory paragraph that states that there is substantial doubt as to the ability of Sagamore Holdings and its subsidiary and Nexus to continue as going concerns because Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and April 3, 2005 as discussed above and, accordingly, it was in default. On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility from August 1, 2005 to September 1, 2005. Unless we receive a permanent waiver from the lender, and there can be no assurance that we will obtain a waiver, our operating results and cash flows may not be adequate to enable us to pay the obligations that are currently due. Such matters raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements of Sagamore Holdings and subsidiary and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         In addition to seeking a waiver and an extension from the lender, we are filing this registration statement with the Securities Exchange Commission which, if and when effective, will enable us to have the ability to access the public equity markets. However, there can be no assurances that we will be able to raise any additional capital in the public equity markets. If we are unable to receive a waiver, we plan on attempting to replace our credit facility with a loan from a different lender. There are no assurances that we will be able to do so, and if we do, the cost of such facility may be higher than our current costs. If we cannot satisfactorily replace the credit facility, there would be insufficient liquidity to meet its current obligations, through at least April 3, 2006, and we would have to examine other strategic alternatives including raising capital in the public equity markets, a possible sale of the business, or the liquidation of our business.

Critical Accounting Policies And Estimates


      The Company's fiscal year ends on June 30th. The interim fiscal quarters consists of thirteen weeks ending on a Sunday.

      The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an on-going basis, we evaluate our estimates, including those related to uncollectible accounts receivable, inventories and long-lived assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the financial statements:

      o We maintain allowances for uncollectible accounts receivable for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

      o We carry inventories at the lower of cost or estimated net realizable value and provide an allowance for obsolescence. If actual market conditions are less favorable than those originally projected by management and the sale of inventories in the ordinary course of business are expected to be at prices that are less than cost, whether due to cancellation of customer orders, physical deterioration, obsolescence, changes in price levels or other causes, the difference will be recognized as a loss in the current period.

      o Property and equipment owned by us are depreciated and amortized over their estimated useful lives. Useful lives are based on management's estimates over the period that such assets will generate revenue. Future adverse changes in market conditions or poor operating results of underlying capital investments could result in losses or an inability to recover the carrying value of such assets, thereby possibly requiring an impairment charge in the future.

Quantitative And Qualitative Disclosures About Market Risk

      Market risk represents the risk of changes in value of a financial instrument, derivative or non-derivative, caused by fluctuations in interest rates, foreign exchange rates and equity prices. The Company has no financial instruments that give it exposure to foreign exchange rates or equity prices.


Results Of Operations


      As explained above, Sagamore Holdings was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets and the business of Nexus. It was initially capitalized on September 15, 2004, and it acquired Nexus on September 20, 2004.

      However, the acquisition was accounted for pursuant to the purchase method of accounting as if the acquisition was completed, effectively, on October 3, 2004, the end of the interim period closest to the actual date of the acquisition and accordingly, (i) the assets (including the identifiable intangible assets) and the liabilities of Nexus were recorded as of that date at their estimated fair values and (ii) the consolidated statement of operations for the period from September 15, 2004 (date of capitalization) to October 3, 2004, and the period from September 15, 2004 (date of capitalization) to April 3, 2005 included elsewhere in this prospectus do not include any amounts related to the operations of Nexus. The Company's other activities during the period from September 15, 2004 (date of capitalization) to October 3, 2004 were limited to its formation and obtaining financing for and to consummate the acquisition. Accordingly, the consolidated financial statements of the Company and the financial statements of Nexus are not directly comparable.

      The level of orders from our major customers primarily affects the results of operations for our company, as well as the amount of working capital required to manage the business. From the inception of the customers' orders, changes may be instituted due to circumstances affecting our customer's business such as variation in demand for their products, changes within our customer's manufacturing strategies, competitive conditions, inventory imbalance and general economic conditions. Those changes instituted by our customers have had significant effects on our results of operations in the past. One of our major customers in the telecommunications market historically has experienced cyclical slow downs, which also adversely affects our business.



Financial Results Of The Company: Period From September 15, 2004 (Date Of Capitalization) Through April 3, 2005



      Net Sales:

      Net sales (which as explained above, only reflect sales of Nexus subsequent to October 3, 2004) were $11,765,192 during this period. Nexus experienced softening sales versus the stronger business climate experienced in its fiscal year ended June 30, 2004. Sales to its two largest customers amounted to $6,528,517, or 55%, of net sales in this period, compared to 72% in Fiscal 2004. Management expects that sales will continue to soften in at least the next two quarters due to a slow-down in the telecommunications market.


      Gross Profit:

      Gross profit decreased to 3.4% during the period, as compared to 11.7% in Fiscal 2004. The decrease was due to a reduction in margin due to competitive price pressure (approximate impact 1.3% on sales), an increase in wages as a percent of sales from 16.8% to 19.5% (headcount increased 9%), higher manufacturing overhead of 0.7% as a percent to sales due to higher overhead headcount, higher employee benefit costs, which increased as a percent of sales from 1.6% to 3.3%, and non-recurring purchase accounting adjustments which were 2.1% of sales during the six month period.

      Over the 2004 Fiscal year, Nexus increased and improved its engineering, technical and purchasing staff in order to service and support new business it was expecting. However, Nexus has not been able to realize the sales growth it expected due to the market slow down, and added competition. The Company expects that competitive pressure could continue to unfavorably impact its gross profit margin over the next several quarters.

      Employee benefits increased due to more employees and higher insurance rates. Cost of sales included a one-time amortization of the "fair value" write up to inventory of $92,533 (1.6% of sales) which related to underlying inventory which was sold during the period, and $155,364 of amortization of other intangible assets, specifically backlog, recorded in purchase accounting (1.3% of sales). These amortization expenses were not recorded in the fiscal year 2004 cost of sales.


      Selling, General And Administrative Expenses:


      Selling, general and administrative expenses were $3,377,523 or 28.8% of net sales for the period, versus 6.0% of sales in Fiscal 2004. Such expenses include $1,747,500 incurred in starting up and raising capital for the business and compensating employees, based on the estimated fair value of shares issued to officers and founders (98,250,000 shares), for consultant services (7,500,000 shares), in connection with a standby equity distribution agreement which was subsequently terminated (1,750,000 shares), and for stock options granted to an employee (22,500,000 shares) and for the fair value of stock bonus awards given to employees (15,400,000 shares). Additionally, $510,404 was incurred relating to professional fees incurred in connection with the audit of the pre-acquisition financial statements of Nexus and in connection with filing this registration statement, post acquisition amortization of intangible assets recorded as a result of valuing assets acquired at their fair value ($98,350 or 0.8% of sales), additional officer salaries ($150,000 or 1.3% of sales), higher salary and employee benefit costs increases (0.2% to sales increase), and an increase in the provision for uncollectible accounts ($65,064 or 0.6% of sales).


      Interest Expense:

      Interest expense was $209,946 during the period, and was incurred on bank debt and the promissory note drawn in connection with the acquisition.

Financial Results Of Nexus: Period From July 1, 2004 Through October 3, 2004


      Net Sales:

      Net sales were $6,037,240 during this period. Nexus experienced softening sales versus the stronger business climate experienced in its fiscal year ended June 30, 2004. Sales to our two largest customers amounted to $3,971,571 million, or 65%, of net sales in this period, compared to 72% in Fiscal 2004. Management expects that sales will continue to soften in at least the next two quarters due to the economic slow-down in the telecommunications market.

      Gross Profit:

      Gross profit decreased to 7.5% during the period, as compared to 11.7% in Fiscal 2004. The decrease was primarily due to an increase in wages as a percent of sales from 16.8% to 21.3% (headcount increased 15%). Over the 2004 Fiscal year, Nexus increased and improved its engineering, technical and purchasing staff in order to service and support new business it was expecting. However, Nexus has not been able to realize the sales growth it expected due to the market slow down, and added competition.



      Selling, General And Administrative Expenses:


      Selling, general and administrative expenses were $381,167 or 6.3% of net sales for the period, versus 6.0% of sales in Fiscal 2004. Salaries and employee benefits are the predominant components of these expenses, and increased as a percent of sales from 4.3% to 4.8% due to salary increases and higher employee benefit costs.


      Interest Expense:

      Interest expense consists mainly of amounts attributable to obligations due to Nexus' former parent who provided all of the working capital for its business. Interest expense increased during this period primarily due to a higher average of outstanding balances due to Nexus' former parent. These obligations bear interest at prime and increased due to a higher level of working capital that the Company carried. Average interest rates were also higher during the period due to increases in the prime rate. Nexus also incurred $93,600 of costs in connection with initiating a new credit facility in anticipation of the acquisition, and these costs were charged to interest expense, as the credit facility was in default.



Financial Results Of Nexus: Comparative Fiscal Year 2004 Versus. Fiscal Year
2003



      Net Sales:

      Net sales increased $7,075,000, or 46%, to $22,430,000 in Fiscal 2004, from $15,354,812 in Fiscal 2003. The increase in net sales was attributable to significant volume increases across our entire existing customer base, as well as new customers developed over the past year. Sales to the two largest customers amounted to $16,005,198, or 72% of net sales in Fiscal 2004, compared to 67% to the two largest customers in Fiscal 2003. There were no significant price changes during the year. New customers, particularly in the defense industry, contributed $0.5 million, or 2% in net sales. The increase in sales was primarily due to the improved economic environment in the telecommunication, semi-conductor capital equipment and instrumentation industries.

      Gross Profit:

      Gross profit improved by $1,982,000 to $2,618,538, or 11.7% of net sales, from $636,849, or 4.1% in 2003.

      The improvement in the gross profit percent was due to a higher margin sales mix, and the benefits of higher sales leverage on fixed manufacturing cost, and cost reduction initiatives.

      During Fiscal 2004, Nexus had an increase of its manufacturing services sales (manufacturing and assembling using customer owned materials) which has a higher margin.

      Nexus realized benefits from reduction of non-value added costs, which initiatives began in the prior year. Manufacturing overhead costs as a percentage of net sales decreased to 23% in Fiscal 2004 from 27% in Fiscal 2003 as a result of these reductions and the incremental increase in sales. Over the year, Nexus added three employees in the engineering, technical and purchasing departments to support new customers and higher sales, which together with higher salary costs, partially offset some of the cost reductions mentioned above. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the Credit facility from August 1, 2005, to September 1, 2005.



      Selling, General And Administrative Expenses:


      Selling, general and administrative expenses increased $173,000 or 14.9% from $1,166,215 in Fiscal 2003 to $1,340,073 in Fiscal 2004, but decreased as a percent of sales from 7.6% to 6.0%.

      The increase in selling, general and administrative expenses were primarily attributable to increases in commissions paid due to higher sales and compensation increases paid to administrative employees in the second half of Fiscal 2004 after a reduction and a freeze in the previous year. In an effort to target other markets, manufacturing representatives were also contracted. The reduction as a percent of sales was due to the benefit of higher sales volume, partially offset by the increases discussed above. Due to the addition of manufacturing representatives, commission expense was approximately double as a percent of sales, as it went to 0.4% from 0.2% in Fiscal 2003.


      Interest Expense:

      Interest expense was relatively flat in Fiscal 2004 versus Fiscal 2003, with interest expense of $408,172 and $409,350 in these years, respectively. This reflects higher interest expense incurred on obligations due Nexus' former parent, offset by reductions in interest expense incurred on increasingly lower capital lease and note payable obligations.



Liquidity And Capital Resources


      On September 15, 2004, the Company sold 6,000,000 shares of Series A Convertible Preferred Stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus. On September 20, 2004, the Company purchased substantially all of the assets of Nexus for $12,000,000, of which $9,250,000 was paid in cash at closing on September 20, 2004 comprised of $5,250,000 from the sale of the preferred stock and $4,000,000 from proceeds of borrowings by Nexus under a $6,200,000 credit facility provided by Comerica Bank. The balance of $2,750,000 was paid in the form of a five year promissory note, bearing interest at the lesser of a specified prime rate or 7%. Interest on this note is payable quarterly from December 1, 2004 until September 1, 2009. The principal payments under the promissory note are due on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009.

      The aggregate consideration to be paid by the Company for the acquisition of Nexus is subject to further adjustments as explained below:

      1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus as of September 20, 2004 is different than $7,331,000.

      2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years from the date of acquisition limited to total payments of $1,000,000.


      The $6,200,000 credit facility with Comerica Bank obtained by Nexus is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. The Company used $4,000,000 borrowed under the credit facility to pay part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 7.5% at April 3, 2005). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 7% at April 3, 2005). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility from August 1, 2005 to September 1, 2005.


      As of October 3, 2004 and April 3, 2005, Nexus did not meet certain covenants under its credit facility agreement and, accordingly, it was in default. The Company was in violation of the following four covenants:

         (1) Minimum working capital ratio; (2) minimum debt service ratio ("EBITDA" which is earnings before interest, taxes, depreciation and amortization, as defined divided by interest and principal payment requirements), (3) leverage ratio (liabilities to tangible net worth (net worth including subordinated debt but excluding intangible assets); and, (4) minimum tangible net worth.

         EBITDA was lower than anticipated when the covenant was written due to recent operation losses, higher than anticipated commercial and employee health insurance costs, and costs and expenses related to the requirements and the filing of this registration statement, including costs of auditing the prior year financial statements of Nexus which are included in this registration statement.


         Violations of the other three covenants mentioned above resulted primarily from the impact of a significant amount of raw material inventory obsolescence. When the Company and Nexus negotiated the bank credit facility for Nexus prior to the acquisition, Nexus had been a division of the seller that had never prepared financial statements that had been separately audited and, accordingly, the terms of the covenants were based in part on the value of the Nexus inventory determined from unaudited information provided by the seller. As a result of the preparation of the financial statements of Nexus and the related audits for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003, which were done in connection with and at the time of Sagamore's acquisition and the initial filing of its registration statement, Sagamore determined that Nexus had purchased customized component parts, included in raw material inventory, that were based on customer orders that were subsequently cancelled. These materials, could not be returned to suppliers, nor used in connection with orders from other customers. Management analyzed the aged balances of the Nexus raw material inventory primarily on an item-by-item basis at the end of each period, determined that items that had not been used to produce a finished product within a reasonable period of time would have no alternative use or scrap value and wrote those items off in each appropriate period. Management also recorded charges at the end of each period for estimates of items in inventory that had not reached the aging threshold but were likely to reach the aging threshold in the subsequent period. The aggregate charges for obsolete and excess inventory totaled approximately $2,000,000, substantially all of which arose from customer orders that were subsequently cancelled prior to July 1, 2002. As a result, Nexus effectively recorded substantially all of the $2,000,000 of obsolescence charges prior to July 1, 2002. The audited preacquisition financial statements of Nexus for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003 included in this registration statement do not reflect any material charges for obsolete and excess inventory. This aggregate reduction in the inventory balance was the primary cause of the default by Nexus with respect to its loan covenants at October 3, 2004 and again at April 3, 2005.

         As a result of the covenant violations as of April 3, 2005, the outstanding balance under the credit facility is in default and the balance of the term loan totaling $1,080,000 at April 3, 2005, included in the credit facility, has been classified in current liabilities in the consolidated balance sheet. During the period while the Company is in default under its credit agreement, the lender may force immediate repayment of amounts due ($3,978,675 at April 3, 2005), and invoke penalty interest (up to three percentage points or approximately $130,000 annually) at the lender's discretion. Since the Company has not been notified that it will be charged penalty interest, it has not accrued any as of April 3, 2005. On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility (which had a balance of $2,898,675 as of April 3, 2005) from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.


         The Company also has a promissory note with an outstanding balance of $2,750,000 at April 3, 2005 that it issued to Jaco as consideration for Nexus. This note has cross default provisions if the Company is in default of debt with a total balance over $5,000,000. Since the bank debt totaled less than $4,300,000 at April 3, 2005, and the Company is current on interest payment obligations, it is not in default under the Jaco note.


Cash Flows Of The Company - Period From September 15, 2004 (Date Of Capitalization) Through April 3, 2005


         The operating activities of the Company provided $512,211 in net cash largely from increases in accounts payable and accrued expenses, non cash charges, and reductions in inventory, partially offset by increases in accounts receivable and prepaid expenses and the net loss of the business.

         The Company's investing activities utilized cash of $5,409,092 primarily related to the acquisition of Nexus.

         The Company's financing activities generated net cash of $4,909,627 primarily related to the proceeds received from sale of the Series A preferred stock, partially offset by reductions in obligations under the credit facility.


Cash Flows Of Nexus - Period From July 1, 2004 Through October 3, 2004


         Nexus' operating activities utilized cash of $357,431. This was primarily related to reductions in accounts receivable, inventories and a net offset by depreciation and amortization and the writeoff of deferred financing costs.

         Nexus' investing activities utilized cash of $4,285,806. This was primarily related to the cash held being held for the acquisition on October 4, 2004.

         Nexus' financing activities generated net cash of $4,386,948. This primarily related to the proceeds received from a term loan and the revolving line of credit for the acquisition.



Cash Flows Of Nexus - Fiscal Year Ended June 30, 2004 Compared To Fiscal Year Ended June 30, 2003


         Nexus' operating activities generated cash of $187,946 for the fiscal year ended June 30, 2004, as compared to $1,615,886 for the fiscal year ended June 30, 2003. The decrease in cash generated by operations was primarily due to increases in accounts receivable and inventories to support higher sales in fiscal 2004, partially offset by net income of $538,293 in 2004.

         Nexus' investing activities utilized net cash of $300,909 for the fiscal year ended June 30, 2004, as compared to $113,193 for the fiscal year ended June 30, 2003. Investing activities consist of purchases of property and equipment.

         Nexus' financing activities generated cash of $339,326 during the fiscal year ended June 30, 2004, as compared to net cash utilized of $1,413,259. Financing activities consist of advances from and prepayments to its former parent and payments of notes payable and capital lease obligations.

         We are not aware of any other material trend, event or capital commitment, which would potentially adversely affect our liquidity.

         In order to attract and retain certain key employees, the Company is considering adopting a retirement plan which will supplement the current 401(k) plan for three to five senior executives. At this time, it is not certain what the final design will be, but the cost and expense once implemented, could be material to the financial statements.

         From time to time, Sagamore Holdings may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Sagamore Holdings' future capital requirements will depend on many factors, including the results of future operations.


Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123(R) (revised
2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for the first quarter of our fiscal year ending June 30, 2007. The new standard will require us to expense employee stock options and other share-based payments. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt the standard and evaluating the effect that the adoption of SFAS No. 123(R) will have on our financial position and results of operations.

         In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on our financial position and results of operations.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our financial position and results of operations.

                                  OUR BUSINESS


General

         Nexus, our wholly owned subsidiary, provides contract manufacturing services to industrial original equipment manufacturers ("OEMs") customers. Our subsidiary's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries. Sales from our business are recognized at the time products are shipped to customers and may vary depending on the time of customers' orders, product mix and availability of component parts. Substantially all of our business is performed on a turnkey basis, which involves the procurement of specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both conventional pin-through-hole interconnection technology, as well as advanced surface mount technology. Pin-through-hole interconnection technology is a method of assembling printed circuit boards in which component leads are inserted and soldered into plated holes in the board. Surface mount technology is a method of assembling printed circuit boards in which components are fixed directly to the surface of the board, rather than being inserted into holes. The gross profit margin for such materials is generally lower than the gross profit associated with the manufacturing process and other value-added services.

         We do not typically enter into long-term purchase orders or commitments from our customers. Instead we work with our customers to develop forecasts for future orders which are not binding. Customers may cancel their orders, change their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Cancellations, reductions or delays by a significant customer or by a group of customers could have an adverse effect on us. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can adversely affect our gross margins and operating income.


Operations

         We conduct our contract manufacturing operations through our wholly owned subsidiary Nexus, at two locations. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont. The second location is an approximately 30,000 square foot facility located in Woburn. Nexus provides turnkey contract manufacturing services to OEM customers, which includes procurement of customer specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both pin-through-hole and surface mount technology. Pin-through-hole interconnection technology is a method of assembling printed circuit boards in which component leads are inserted and soldered into plated holes in the board. Surface mount technology is a method of assembling printed circuit boards in which components are fixed directly to the surface of the board, rather than being inserted into holes. The surface mount technology process allows for more miniaturization, cost savings and shorter lease paths between components (which results in greater signal speed).

         Nexus provides electronics manufacturing services to the communications, aviation, computer, medical devices and instrumentation industries and serves the continental United States, with its concentrated market in the eastern region of the United States. Both of Nexus' manufacturing facilities have earned ISO 9001:2000 certification by the Geneva-based organization dedicated to the development of worldwide standards for quality management guidelines and quality assurance. Management believes sophisticated customers increasingly are requiring their manufacturers to be ISO 9001 certified for purposes of quality assurance.

Manufacturing Of Electronic Assemblies


      Printed Circuit Board Assembly. Printed circuit boards are platforms on which integrated circuits and other electronic components are mounted. Semiconductor designs are complex and often require printed circuit boards with many layers of narrow, densely-spaced wiring. Rapid technological advances have occurred in the electronics industry in recent years that have increased the speed and performance of components, while reducing their size. These technological advances have caused printed circuit boards to become smaller with components more densely attached to the board requiring increasingly advanced surface mount manufacturing technologies, in addition to traditional surface mount and pin through-hole technology.

      In pin-through-hole production, components are attached by pins, also called leads, inserted through and soldered to plated holes in the printed circuit board. In traditional surface mount technology production, the leads on integrated circuits and other electronic components are soldered to the surface of the printed circuit board rather than inserted into holes. Surface mount technologies can accommodate a substantially higher number of leads in a given area than pin-through-hole production. As a result, surface mount technologies allow the printed circuit board to interconnect a greater density of integrated circuits. This density permits tighter component spacing and a reduction in the printed circuit board dimensions. Additionally, surface mount technologies allow components to be placed on both sides of the printed circuit board to permit even greater density. The substantially finer lead-to- lead spacing in surface mount technologies requires a manufacturing process far more exacting than the pin-through-hole interconnect products. An advanced surface mount technology called micro ball grid array allows for even greater densities than traditional surface mount technology. The ball grid array assembly process uses small balls of solder, instead of leads that could bend and break, located directly underneath the part, to interconnect the component and circuit board. Because of their high number of leads, most complex or very large-scale integrated circuits are configured for surface mount technologies production.

      We employ advanced surface mount technologies, in our printed circuit board assembly operations in addition to traditional surface mount technologies. We also continue to support pin-through-hole technology and related semi-automated and manual placement processes for existing and new applications that require these technologies.

      We focus on low to moderate volume manufacturing of highly complex printed circuit board assemblies. We manufacture these complex assemblies on a batch basis and have developed expertise in quickly changing equipment set-up and manufacturing capabilities in order to respond to our customers' changing needs. We believe this capability provides our customers with optimal flexibility in product design, while allowing for rapid turnaround of new or highly complex but lower volume products.


Our Customers And Markets


      We serve a wide range of customers from emerging growth companies to established multinational corporations in a variety of markets. The timing and level of orders from our customers varies substantially from period to period. The historic level of net sales we have received from a specific customer in one particular period is not necessarily indicative of net sales we may receive from that customer in any future period. While we focus on maintaining long term relationships with our customers, for various reasons, including consolidation in our customers' industries, we have in the past and will continue in the future to terminate or lose relationships with customers. Customers may also significantly reduce the level of business they do with us or delay the volume of manufacturing services they order from us. Significant or numerous terminations, reductions or delays in our customers' orders could negatively impact our operating results in future quarters.

      Our two largest customers over the last two years, and currently, accounted for 72% of total sales in the fiscal year ended June 30, 2004, and were 55% of total sales in the last two fiscal quarters ended April 3, and as a result of their importance, are dependent upon continuing our business with these customers. We nonetheless, continue to focus on expanding and diversifying our customer base to reduce dependence on any individual customer or market.

      In many cases, our customers utilize more than one contract manufacturing provider across their product lines. Our goal is to be the primary contract manufacturing provider for our customers. We seek to manufacture the high-value, leading-edge products of our customers and target OEMs that require moderate volume production. Our low-to-medium volume, low cost facilities enable us to offer our customers a broad range of volume production and cost alternatives. We believe that we are advantageously positioned to be selected to provide manufacturing and value-added services for our customers' new product offerings due to our:

      o close interaction with the design engineering personnel of our customers at the product development stage;

      o     prototype production experience;

      o advanced manufacturing and engineering capabilities, such as radio frequency capabilities; and

      o     established and dependable materials pipeline.

      We generally warrant that our products will be free from defects in workmanship for twelve months. We also pass on to our customers any warranties provided by component manufacturers and material suppliers to the extent permitted under our arrangements with these parties. Our warranty provides that during the warranty period we will take action to repair or replace failed products. We test substantially all of our assemblies prior to shipment. In addition, our customers generally test or have tested final products on a sample basis prior to deployment in the field. Our warranty costs have not been material to date.

Research And Development

      The Company has not spent any funds on research and development during the past two years.

Intellectual Property

      Historically, the Company has not had any intellectual property recorded on its financial statements. In connection with the acquisition of Nexus, the Company acquired the trademark relating to the Nexus name.


Sales And Marketing


      We believe we have developed valuable long-term customer relationships and an in-depth understanding of our customers' needs and purchasing patterns. Our sales personnel are trained to identify our customers' requirements and to actively market our entire product line to satisfy those needs. We serve a broad range of customers in the computer, computer-related, telecommunications, data transmission, defense, aerospace, medical equipment and other industries.

      Sales are made throughout the North America. Sales are made primarily through personal visits by our employees and by a staff of trained telephone sales personnel who answer inquiries and receive and process orders from customers.


Our Suppliers

      Our OEM customers need us to:

      o assure the short and long term supply of materials and components to manufacture their products;

      o     negotiate low prices for these materials;

      o     secure high quality and reliable materials;

      o     assure the on-time delivery of these materials; and

      o provide them with the flexibility to change their production requirements on short notice.

      To compete effectively in this business environment, we have developed a materials procurement strategy whereby we maintain strong, long-term relationships with a limited number of suppliers who conform to our high standards. We seek to work with suppliers that consistently deliver the best technology and quality materials at low total cost on short and flexible lead times. We consistently evaluate all of our suppliers' performances and provide them with suggestions for improving our relationships. When we do business with a supplier at our customer's direction, we closely monitor the supplier's performance and work with both the supplier and the customer to improve the supplier's performance when necessary. We believe this strategy enables us to provide optimal flexibility to our OEM customers and enables us to better satisfy their EMS needs.

      Our team of materials acquisition professionals is responsible for all materials procurement and planning. We have a strategic purchasing group that develops our worldwide materials and commodity procurement strategy. This strategic group is responsible for understanding the needs of our customers and the commodity supply market, evaluating the overall quality of suppliers and negotiating and executing low cost commodity supply contracts with preferred suppliers. We also have a group that focuses on the day-to-day tactical execution of our materials procurement process to attempt to insure that material or component costs or shortages do not prevent us from providing optimal services to our customers. This group is responsible for proactively managing inventory programs, evaluating day-to-day supplier performance and coordinating customer plan production changes.

      We typically procure components when a purchase order or forecast is received from a customer. Due to our utilization of just-in-time inventory techniques, the timely availability of many components depends on our ability to both develop accurate forecasts of customer requirements and manage our materials supply chain. Given our direct component procurement strategy with quality suppliers, we rely on a single or limited number of suppliers for many proprietary and other components used in our assembly process. Although we have strong relationships with high quality suppliers, we do not have any long-term supply agreements, except with Jaco, as described below. Shortages of materials and components have occurred from time to time and will likely occur in the future despite our development of select long-term supplier relationships. We believe our direct procurement strategy and the division of responsibility within our materials procurement team enable us to better manage our supply chain in order to reduce the occurrence and minimize the effect on our customers of materials or component shortages.

      Nexus entered into a five-year Supply Agreement with Jaco Electronics, Inc., on September 20, 2004. Pursuant to the Supply Agreement, Jaco provides electronic components to Nexus for use in its manufacturing operations. Under the Supply Agreement, Nexus must purchase at least 15% if the dollar amount of its annual purchases of electronic components that are included in Jaco's line card and are compatible with Nexus' needs. However, Nexus may submit requests for proposals to other suppliers as it may choose. If Jaco's proposal contains the lowest price, then Nexus must purchase its components from Jaco. For the fiscal years ended June 30, 2003 and 2004, and for the period from July 1, 2004 through April 3, 2005, Nexus purchased components totaling $357,994, $706,940 and $640,848, respectively.


Competition

      The electronics contract manufacturing industry is highly fragmented and is characterized by relatively high levels of volatility, competition and pricing and margin pressure. Many large contract manufacturers operate high-volume facilities and primarily focus on high-volume product runs. In contrast, certain contract manufacturers, such as Nexus, focus on low-to-medium volume and service-intensive products.

      We compete against numerous providers with global operations, including Benchmark Electronics, Celestica, Flextronics, Jabil Circuit, Plexus, Sanmina, SCI and Solectron. We also face competition from a number of EMS providers that operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the EMS industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us.



      We believe that the principal competitive factors in the segments of the electronics contract manufacturing industry in which we operate are:

      o     geographic location and coverage;

      o     flexibility in adapting to customers' needs;

      o     manufacturing capability;

      o     price;

      o     service;

      o     technology;

      o     quality;

      o     reliability; and

      o     timeliness in delivering finished products.

      We believe that we have developed a particular strength relative to some of our major competitors in the manufacturing of complex, low-to-moderate volume, leading-edge products. Competition from existing or potential competitors could result in reduced prices, margins and market share which would significantly and negatively impact our operating results.

      We have entered into a business development services agreement with Celerity Systems, Inc. Pursuant to the agreement with Celerity, upon request, Celerity shall assist us in managerial assistance, including significant guidance and counsel in management, operations or business objectives and policies. Such assistance may include strategic and financial planning, designing budgets and control systems. No services have been provided by Celerity to date.

      Nexus is well-known in the industry in which it competes, particularly in the Northeast region and, together with its website and other marketing activities, the Company believes its tradename and trademark has value to the business. In connection with the acquisition purchase price allocation, discussed elsewhere in this registration statement, the Company recorded $257,735 valuation for its trademark and tradename.


Governmental Regulation

      Nexus is subject to certain federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

      o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

      o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

      o     corresponding state agencies.


Employees

      As of June 28, 2005, we had a total of 146 employees. Of our total, 12 were engaged in administration, 19 were managerial and supervisory employees, 3 were in sales, 19 performed warehouse and clerical functions, and 93 were involved with manufacturing.

      There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

Description Of Property

      Currently our corporate headquarters are located at 33 Wood Avenue South, Suite 600, Iselin, New Jersey 08830. Our corporate headquarters occupies about 117 square feet pursuant to a one-year lease, which can be terminated upon 60 days prior notice and expires on February 1, 2006. The lease for these facilities is $1,100 per month.

      We operate at two locations through our wholly owned subsidiary, Nexus. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont, which is used for manufacturing, storage and office space. The second location is an approximately 30,000 square foot facility located in Woburn, Massachusetts, which is used for manufacturing.

      Our Massachusetts facility's address is 317 New Boston Street, 2nd Floor, Woburn, Massachusetts 01801 This property is leased and has a base rent of $14,197 per month. This lease expires on July 31, 2008, and has a three-year option to renew with base rent increases of 3.34%.

      Our Vermont facility's address is 402 Prospect Street, Brandon Vermont, 05733. This property is owned and occupied by Nexus and is fully encumbered by a first security interest, in the amount of $5,000,000, held by Comerica Bank on all property Nexus now or later owns or has an interest in.

      We believe that our present facilities will be adequate to meet our needs for the foreseeable future.


Legal Proceedings

         None.



                                   MANAGEMENT

         Our executive officers and directors are as follows:

Name and Address        Age   Position
Joseph W. Donohue, Jr.  45    Chairman of the Board

Robert P. Farrell       48    Chief Executive Officer and Director of Sagamore Holdings

Daniel Shea             50    President of Nexus Custom Electronics Corp. and Acting Chief
                              Financial Officer of Sagamore Holdings

      Below are biographies of our executive officers and directors:

      Joseph W Donohue, Jr., Chairman of the Board of Sagamore Holdings, Inc. and Chairman of the Board of Nexus Custom Electronics Corp.

      Mr. Donohue has been the Company's Chairman of the Board since its inception in 2004. Mr. Donohue has worked in the securities industry since 1979. Mr. Donohue holds a B.S. in business management with a minor in economics from St. Francis College. Throughout his career on Wall Street, he has been involved in a broad range of the securities industry activities, from retail and institutional sales, to arranging equity and debt financings with a specialization in micro-cap and small-cap companies. From January of 1998 Mr. Donohue structured private placement transactions in the Regulation D market for The May Davis Group in New York. In January of 2001 he co-founded Cornell Capital Partners, LP, a private investment fund with assets of approximately $185,000,000. His primary responsibility focused on the analysis of publicly traded small capitalization companies as potential investments for the fund. In November of 2003, Mr. Donohue left Cornell Capital Partners, LP to form Sagamore Holdings, Inc. where he now serves as Chairman of the Board. His current focus includes identifying, analyzing and consummating acquisitions in the electronic manufacturing sector with the purpose of enhancing shareholder value.

      Robert Farrell, Chief Executive Officer and Director of Sagamore Holdings, Inc. and Chief Executive Officer of Nexus Custom Electronics Corp.

      Mr. Farrell has been the Company's Chief Executive Officer and a director of the Company since its inception in 2004. Mr. Farrell is a graduate of the University of New Hampshire with a B.S. in business administration. Mr. Farrell worked in the securities industry for 18 years, creating alternative investment strategies and managing assets for high net worth individuals. From November of 1999 he structured private placement transactions in the Regulation D market for The May Davis Group in New York. In January of 2001 he co-founded Cornell Capital Partners, LP, a private investment fund with assets of approximately $185,000,000. His primary responsibilities focused on both the analysis of publicly traded small capitalization companies as potential investments for the fund as well as handling investor relations. In November of 2003, Mr. Farrell left Cornell Capital Partners, LP to form Sagamore Holdings, Inc. where he now serves as Chief Executive Officer and Director. His current focus includes identifying, analyzing and consummating acquisitions in the electronic manufacturing sector for the purpose of enhancing shareholder value.

      Daniel Shea, President of Nexus Custom Electronics Corp. and Acting Chief Financial Officer of Sagamore Holdings

      Mr. Shea has been Nexus' President since its inception in 2004. Mr. Shea is a graduate of the University of Hartford with a B.S. in Engineering. Mr. Shea served as President of Nexus Custom Electronics, Inc., since January 2003, prior to its acquisitions and was employed by Nexus Custom Electronics, Inc. for 17 years prior to becoming its President. Mr. Shea has been the Acting Chief Financial Officer of Sagamore Holdings since January 2005. Mr. Shea served as Nexus Custom Electronics' Operations Manager from July 1995 to January 2003. Mr. Shea served as Engineering Manager of Nexus Custom Electronics from November 1989 to July 1995. Prior to joining Nexus, Mr. Shea held various engineering positions in the field of Electronics.

      There are no family relationships among directors, executive officers or persons nominated to become directors of executive officers.

Term Of Office

      All of our directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers are elected by the board of directors at the first board of directors' meeting after each annual meeting of shareholders and hold office until their death, until they resign or until they have been removed from office.

Director Compensation

      Directors received no type of compensation from our Company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Committees

      The entire Board of Directors of Sagamore Holdings administers our 2004 Stock Incentive Plan. Sagamore Holdings' Board of Directors serves as the audit committee. The Board of Directors does not have a "financial expert" due to the lack of capital needed to attract a qualified expert.


Code Of Ethics


      On February 3, 2005, the Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

Executive Compensation

      Summary Compensation Table. The following summary compensation table shows certain compensation information for services rendered in all capacities for the fiscal year 2004. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

                                    Annual Compensation                            Long-Term Compensation
                                    -------------------                            ----------------------
                                                                     Restricted
                                                                       Stock
Name &                                               Other Accrued   Awards in                     LTIP         All Other
Principal Position           Salary        Bonus      Compensation      US$       Options/SARs    Payouts     Compensation
------------------           ------        -----      ------------      ---       ------------    -------     ------------
Joseph W. Donohue, Jr.
Chairman of the Board
of Sagamore Holdings       $150,000*(1)          --              --       $0(2)              --          --              --
Robert P. Farrell,
Chief Executive
Officer and Director
of Sagamore Holdings       $150,000*(1)          --              --       $0(2)              --          --              --
Daniel Shea, President
of Nexus and Acting
Chief Financial
Officer of Sagamore
Holdings                      $137,500*          --              --          --       2,500,000          --              --

------------

*     Represents yearly salary.

(1) Amounts are being accrued in the financial statements, but payment is being deferred until there is sufficient working capital in the business.

(2) Each of Messrs Donohue and Farrell received 44,125,000 shares of common stock and 5,000,000 shares of Series B Convertible Preferred Stock. The shares had a nil value at issuance based on the liquidation preference of the Series A Convertible Preferred Stock.

      In order to attract and retain certain key employees, the Company is considering adopting a retirement plan which will supplement the current 401(k) plan for three to five senior executives. At this time, it is not certain what the final design will be, but the cost and expense once implemented, could be material to the financial statements.


Employment Agreement

      Effective September 20, 2004, Nexus and Daniel Shea entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Nexus with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Shea's annual base salary is $137,500. Mr. Shea shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors. In addition, effective September 17, 2004, Sagamore Holdings and Mr. Shea entered into a Stock Option Agreement, whereby Mr. Shea was granted an option to purchase 2,500,000 shares of common stock of Sagamore Holdings at a price of $0.001 per share for a period of five years. Under his employment agreement, Daniel Shea is to be issued options equal to 2.5% of the outstanding common stock for each of the next two years.

      In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Joseph W. Donohue, Jr. entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Donohue's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Donohue shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.

      In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Robert P. Farrell entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Farrell's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Farrell shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.


Options

      On September 17, 2004, Sagamore Holdings adopted a Stock Incentive Plan. The total number of shares initially authorized to be issued upon exercise of Options issued under the Plan is 15,000,000 shares of common stock of Sagamore Holdings. The President of Nexus, Daniel Shea, is currently the only optionholder. Daniel Shea has a five-year option to purchase up to 2,500,000 shares of common stock, at an option price of $0.001, assuming the options are not terminated in accordance with the provisions of the Stock Incentive Plan.

Under his employment agreement, Daniel Shea is to be issued options equal to 2.5% of the outstanding common stock for each of the next two years. Participants in the Plan shall be such key employees, consultants, and non-employee directors of Sagamore Holdings and its Subsidiaries. If the Committee grants Options to purchase common stock of Sagamore Holdings and the Plan Participants exercise their right to purchase, then the total percentage of common stock ownership of Sagamore Holdings represented by the previously issued and outstanding shares of common stock of Sagamore Holdings would be diluted and the market value of a share of common stock of Sagamore Holdings may fall. If the Participants exercise their right to sell those shares, the market value of a share of common stock of Sagamore Holdings may fall.

                                                                          Individual Grants
                                           ------------------------------------------------------------------------------
                                                                   % of Total
                                           Number of Shares      Options Granted
                                           Underlying Options    to Employees in      Exercise Price
Name and Principal Position                    Granted(2)              2004             (Per Share)       Expiration Date
---------------------------                    ----------              ----             -----------       ---------------
Daniel Shea                                     2,500,000                100%               $0.001           9/17/2009
President of Nexus

Securities Authorized For Issuance Under Equity Compensation Plan

         The following table sets forth the securities that have been authorized under equity compensation plans as of October 3, 2004.

                                                                                                              Number
                                                                                                           Of Securities
                                                                                                             Remaining
                                                                                                             Available
                                                                          Number                            For Future
                                                                      Of Securities                          Issuance
                                                                       To Be Issued    Weighted-Average    Under Equity
                                                                      Upon Exercise    Exercise Price   Compensation Plans
                                                                      Of Outstanding   Of Outstanding       (Excluding
                                                                         Options,         Options,          Securities
                                                                       Warrants And     Warrants And         Reflected
                                                                          Rights           Rights         In Column (a))
                                                                      --------------   ----------------  -------------------
                                                                           (a)               (b)                (c)
                                                                      --------------   ----------------  -------------------
Equity compensation plans approved by security holders                    2,500,000           $0.001           12,500,000
Equity compensation plans not approved by security holders                        0               $0                    0
                                                                      --------------   ----------------  -------------------
TOTAL                                                                     2,500,000           $0.001           12,500,000
                                                                      ==============   ================  ===================

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of our officers or directors, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us, except as stated below.

         Messrs. Donohue and Farrell were former owners in Yorkville Advisors, LLC, the general partner of Cornell Capital Partners, LP. While Messers. Donohue and Farrell have no existing relationship with Cornell Capital Partners, LP, Messers. Donohue and Farrell have a residual interest with Cornell Capital Partners, LP in a pending lawsuit with an unrelated third party. The Company has entered into the following transactions with Cornell Capital Partners, LP, which were transactions based on terms comparable to terms that the Company could obtain from independent third parties.

         On September 15, 2004, Sagamore Holdings entered into an Investment Agreement with Cornell Capital Partners, LP. Pursuant to the Investment Agreement, Cornell Capital Partners, LP received 6,000,000 shares of Series A Convertible Preferred Stock of the Company in exchange for gross proceeds of $6,000,000. Each share of Series A Convertible Preferred Stock, at the option of the holder, is convertible into such number of common stock as determined by dividing (a) the sum of (i) the amount due to the holder upon liquidation, plus

(ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either (a) $1.00 per share (which shall be adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock, whichever is lower.

         In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Joseph W. Donohue, Jr. entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Donohue's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Donohue shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.

         In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Robert P. Farrell entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Farrell's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Farrell shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.

         Cornell Capital Partners, LP has an approximately 40% ownership interest in Celerity Systems, Inc. As discussed above, we entered into a business development services agreement with Celerity Systems, Inc. and Celerity Systems, Inc. has a 7.386% ownership interest in Sagamore Holdings.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our shares of common stock on June 30, 2005 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and

(iv) by all of our directors and executive officers as a group. The business address of each of the following persons is 3300 Wood Avenue South, Suite 600, Iselin, New Jersey 08830, unless otherwise indicated. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as indicated in related footnotes.

                                                                                                  Stock
                                                                                            Beneficially Owned
                                                                                ----------------------------------------
        Name/Address                          Title of Class                         Amount            Percentage(1)
        ---------------------------------     ------------------------------    --------------      --------------------
        Cornell Capital Partners, LP          Common                                 1,750,000                    1.723%
        101 Hudson Street -Suite 3700         Series A Convertible Preferred
        Jersey City, New Jersey 07302         Stock                                  6,000,000(2)                   100%


        Yorkville Advisors Management, LLC    Common                                 2,500,000                     2.46%
        101 Hudson Street -Suite 3700
        Jersey City, New Jersey 07302(3)


        Mark Angelo                           Common                                 4,250,000                     4.19%
        101 Hudson Street -Suite 3700         Series A Convertible Preferred
        Jersey City, New Jersey 07302(3)      Stock                                  6,000,000                      100%


        Celerity Systems, Inc.                Common                                 7,500,000                    7.386%
        122 Perimeter Park Drive
        Knoxville, Tennessee 37299


        Joseph W. Donohue, Jr.(5)             Common                                44,125,000                    43.45%
                                              Series B Convertible Preferred
                                              Stock                                  5,000,000                       50%(5)


        Robert P. Farrell(5)                  Common                                44,125,000                    43.45%
                                              Series B Convertible Preferred
                                              Stock                                  5,000,000                       50%(5)


        Daniel Shea(6)                        Common                                 2,510,000                      2.4%
        DIRECTORS AND OFFICERS AS A GROUP
        (3 persons)                                                                 90,760,000                     89.3%
                                                                                ==============      ====================

---------------

(1) Applicable percentage of ownership is based on 101,540,000 shares of common stock outstanding as of June 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 30, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliated are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) The conversion of the 6,000,000 shares of Series A Convertible Preferred Stock owned by Cornell Capital Partners, LP taking into consideration the 4.99% ownership limitation and the 1,750,000 shares of common stock already owned by Cornell Capital Partners, LP would equal 5,241,049.

(3) This figure includes the shares of common stock held of record by Cornell Capital Partners, LP and Yorkville Advisors Management, LLC, the controlling owner of each being Mr. Angelo.

(4) Yorkville Advisors Management, LLC is an entity under common control with Cornell Capital Partner and its shares may be aggregated with Cornell Capital Partners, LP's shares for purposes of determining beneficial ownership.

(5) The 5,000,000 shares of Series B Convertible Preferred Stock owned by this Stockholder are not convertible at this time, as the holders of the Series B Preferred Stock collectively hold more than 51% of the Common Stock.

(6) Includes 2,500,000 shares of common stock underlying options and 10,000 shares of common stock.

                            DESCRIPTION OF SECURITIES


General

         Pursuant to Sagamore Holdings' Articles of Incorporation, as amended, we are authorized to issue 2,100,000,000 shares of stock, of which 2,000,000,000 shares are designated as common stock, $0.001 par value per share, and 100,000,000 shares are designated Preferred Stock. Of the Preferred Stock, 6,000,000 shares are designated Series A Convertible Preferred Stock, $0.001 par value per share, and 10,000,000 shares are designated Series B Convertible Preferred Stock, no par value. As of the June 30, 2005, 101,540,000 shares of common stock are outstanding, 6,000,000 shares of Series A Convertible Preferred Stock are outstanding and 10,000,000 shares of Series B Convertible Preferred Stock are outstanding. The Board of Directors may issue additional shares of common stock or Preferred Stock in one or more series, with such voting powers, designation, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.


Common Stock

         Each holder of our common stock is entitled to one vote for each share held of record. Holders of our common stock have no conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to receive our net assets pro rata with the holders of the Series B Convertible Preferred Stock, after the holders of the Series A Convertible Preferred Stock receive their liquidation preference. Each holder of common stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. As of June 30, 2005, Sagamore Holdings had 101,540,000 shares of common stock outstanding and 159 shareholders of record.


Series A Convertible Preferred Stock

         Each holder of our Series A Convertible Preferred Stock has the following rights and preferences:

         Dividends. Each share of Series A Convertible Preferred Stock accrues dividends at a rate of 5% per year. Such dividends are payable when and if declared by the board of directors. Dividends are payable in cash. The right to dividends is cumulative. As of June 30, 2005, no dividends have been declared on shares of Series A Convertible Preferred Stock.

         Liquidation Preference. Each share of Series A Convertible Preferred Stock is entitled to receive prior and in preference to any Distribution of any assets to the holders of any class of common stock or any series of preferred stock an amount equal to $1.00 for each share outstanding, plus all declared and unpaid dividends thereon.

         Conversion. Each share of Series A Convertible Preferred Stock, at the option of the holder, is convertible into such number of common stock as determined by dividing (a) the sum of (i) the amount due to the holder upon liquidation, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either

(a) $1.00 per share (which shall be adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock, whichever is lower. A 4.99% beneficial ownership limitation limits conversion except if waived on 61 days' notice. Cornell Capital Partners, LP possesses this waiver right.

         Redemption. After providing three days prior written notice, Sagamore Holdings has the right to redeem any outstanding shares of Series A Convertible Preferred Stock at an amount equal to 120% of the amount due to each holder upon liquidation, plus all declared and unpaid dividends thereon.

         Non-voting. The Series A Convertible Preferred Stock is non-voting.

         As of June 30, 2005, we had 6,000,000 shares of Series A Preferred Stock outstanding and 1 shareholder of record.


Series B Convertible Preferred Stock

         Each holder of our Series B Convertible Preferred Stock has the following rights and preferences:

      Dividends. Each share of Series B Convertible Preferred Stock shall be entitled to receive dividends on a pro rata basis when and if dividends on the common stock are declared by the Board of Directors.

      No Liquidation Preference. Series B Convertible Preferred Stock has no liquidation preference.

      Conversion. Collectively, the shares of Series B Convertible Preferred Stock, at the option of the holder, are convertible into the lesser of: (i) 75,000,000 shares of common stock; or (ii) fifty-one percent of the outstanding shares of common stock after giving effect to the conversion of the Series B Convertible Preferred Stock.

      Redemption. Sagamore Holdings has no right to redeem the shares of the Series B Convertible Preferred Stock.


      Voting. The holders of the common stock and the Series B Convertible Preferred Stock vote together and not as a separate class. As a class, the holders of the Series B Convertible Preferred Stock shall, collectively, be entitled to cast fifty-one percent of the votes on all matters submitted to the stockholders of Sagamore Holdings for approval. If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Common and/or Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series or class. As of June 30, 2005, the Company has 10,000,000 shares of Series B Convertible Preferred Stock outstanding and 2 shareholders of record.


Transfer Agent

      The Company's transfer agent is Colonial Stock Transfer Company. Their address is 66 Exchange Place, Salt Lake City, Utah 84111. Their telephone number is: 801-355-5740.

      Our executive offices are located 3300 Wood Avenue South, Iselin, New Jersey 08830 and our telephone number is (732) 603-4967.

Limitation Of Liability: Indemnification

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors of Sagamore Holdings to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Sagamore Holdings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sagamore Holdings pursuant to the foregoing, or otherwise, Sagamore Holdings has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Sagamore Holdings by another company.

                                  LEGAL MATTERS

      The validity of the shares offered herein will be opined on for us by Kirkpatrick & Lockhart Nicholson Graham LLP, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                                     EXPERTS

      The consolidated financial statements of Sagamore Holdings, Inc. and subsidiary as of October 3, 2004, and for the period from September 15, 2004 (date of capitalization) through October 3, 2004, included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated December 15, 2004, except as to Note 14 which is dated February 8, 2005, Note 6 which is dated April 26, 2005, and Note 13 which is dated June 17, 2005, which report is also included in this prospectus, and includes an explanatory paragraph relating to the ability of Sagamore Holdings, Inc. and subsidiary to continue as a going concern. The financial statements of Nexus Custom Electronics, Inc. as of October 3, 2004 and June 30, 2004, and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, included in this prospectus, have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated December 15, 2004, which report is also included in this prospectus and includes an explanatory paragraph relating to the ability of Nexus Custom Electronics, Inc. to continue as a going concern. Such financial statements have been included in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      Sagamore Holdings has filed with the Securities and Exchange Commission the Registration Statement under the Exchange Act, with respect to the Sagamore Holdings common stock. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The Registration Statement and the exhibits thereto filed by Sagamore Holdings with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Sagamore Holdings is required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Sagamore Holdings is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                              FINANCIAL STATEMENTS



Sagamore Holdings, Inc. and Subsidiary:
Report of Independent Registered Public Accounting Firm                                                                 F-1
Consolidated Balance Sheet - October 3, 2004                                                                            F-2
Consolidated Statement of Operations - Period From September 15, 2004 (Date of Capitalization) through
  October 3, 2004                                                                                                       F-3
Consolidated Statement of Stockholders' Equity - Period From September 15, 2004 (Date of Capitalization)
  through October 3, 2004                                                                                               F-4
Consolidated Statement of Cash Flows - Period From September 15, 2004 (Date of Capitalization) through
  October 3, 2004                                                                                                       F-5
Notes to Consolidated Financial Statements                                                                       F-6 - F-18
Condensed Consolidated Balance Sheet - April 3, 2005 (Unaudited)                                                       F-19
Condensed Consolidated Statement of Operations- Period from September 15, 2004 (Date of Capitalization)
  through April 3, 2005 (Unaudited)                                                                                    F-20
Condensed Consolidated Statement of Cash Flows - Period from September 15, 2004 (Date of Capitalization)
  through April 3, 2005 (Unaudited)                                                                              F-21- F-22
Notes to Condensed Consolidated Financial Statements (Unaudited)                                                F-23 - F-33

Nexus Custom Electronics, Inc.:
Report of Independent Registered Public Accounting Firm                                                                F-34
Balance Sheet - October 3, 2004 and June 30, 2004                                                                      F-35
Statements of Operations - Period From July 1, 2004 through October 3, 2004 and Years Ended June 30, 2004
  and 2003                                                                                                             F-36
Statements of Stockholder's Deficiency - Period From July 1, 2004 through October 3, 2004 and Years Ended
  June 30, 2004 and 2003                                                                                               F-37
Statements of Cash Flows - Period From July 1, 2004 through October 3, 2004 and Years Ended June 30, 2004
  and 2003                                                                                                             F-38
Notes to Financial Statements                                                                                   F-39 - F-46

Sagamore Holdings, Inc. and Subsidiary - Unaudited Pro Forma Condensed Consolidated Financial Information:
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information                                       F-47
Unaudited Pro Forma Condensed Consolidated Statement of Operations - Period From July 1, 2004 through
  April 3, 2005                                                                                                        F-50
Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended June 30, 2004                          F-51
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations                                     F-52 - F-53

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Sagamore Holdings, Inc.

         We have audited the accompanying consolidated balance sheet of Sagamore Holdings, Inc. and Subsidiary as of October 3, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from September 15, 2004 (date of capitalization) through October 3, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sagamore Holdings, Inc. and Subsidiary as of October 3, 2004, and their results of operations and cash flows for the period from September 15, 2004 (date of capitalization) through October 3, 2004, in conformity with accounting principles generally accepted in the United States of America.

         The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 7, the Company did not meet certain covenants under its credit facility and, accordingly, it was in default as of October 3, 2004. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to pay the balance due at or subsequent to October 3, 2004. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements referred to above do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         As discussed in Note 13, the Company has restated its consolidated financial statements as of October 3, 2004 and for the period from September 15, 2004 (date of capitalization) through October 3, 2004.


/s/ J.H. Cohn LLP

Roseland, New Jersey
December 15, 2004, except for Note 14 which is dated February 8, 2005, Note 6 which is dated April 26, 2005 and Note 13 which is dated June 17, 2005

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                           OCTOBER 3, 2004 (Restated)

ASSETS
Current assets:
  Cash                                                             $     92,335
  Accounts receivable                                                 2,632,624
  Inventories                                                         6,097,653
  Prepaid expenses and other current assets                             146,199
                                                                   ------------
    Total current assets                                              8,968,811

Property and equipment                                                2,346,149

Identifiable intangible assets                                        1,980,799

Goodwill                                                              1,747,482
                                                                   ------------

    Total                                                          $ 15,043,241
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit facility borrowings                             $  3,119,049
  Term loan                                                           1,200,000
  Accounts payable                                                    2,314,529
  Accrued expenses and other current liabilities                        409,663
                                                                   ------------
    Total current liabilities                                         7,043,241

Note payable to former parent of subsidiary                           2,750,000
                                                                   ------------

    Total liabilities                                                 9,793,241
                                                                   ------------

Commitments and contingencies

Stockholder's equity
  Preferred stock, 100,000,000 shares authorized:
    Series A redeemable convertible preferred stock, $.001
      par value; 6,000,000 shares issued and outstanding
      (liquidation preference $6,012,000)                                 6,000
    Series B convertible preferred stock, no par value;
      10,000,000 shares issued and outstanding                                0
  Common stock, $.001 par value; 2,000,000,000 shares
    authorized; 100,000,000 shares issued and outstanding               100,000
  Additional paid-in capital                                          6,891,500
  Accumulated deficit                                                (1,747,500)
                                                                   ------------
    Total stockholders' equity                                        5,250,000
                                                                   ------------

    Total                                                          $ 15,043,241
                                                                   ============

                 See Notes to Consolidated Financial Statements

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                       THROUGH OCTOBER 3, 2004 (Restated)




Net sales                                    $          0

General and administrative expenses            (1,747,500)
                                             ------------

Loss from operations                           (1,747,500)
                                             ------------

Net loss                                     $ (1,747,500)
                                             ============

Loss per common share - basic and diluted    $      (0.02)
                                             ============


Weighted average common shares outstanding     98,421,053
                                             ============





                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                       THROUGH OCTOBER 3, 2004 (Restated)

                              Convertible Preferred Stock
                         --------------------------------------
                              Series A          Series B          Common Stock       Additional
                         -----------------------------------------------------------  Paid-In     Accumulated
                           Shares   Amount   Shares    Amount    Shares    Amount     Capital       Deficit         Total
                         ------------------------------------------------------------------------------------------------------

Series A shares issued
at $1 per share, net of
expenses                  6,000,000  $6,000                                           $5,244,000                    $5,250,000

Series B shares issued
to officers and founders
for services                                10,000,000   $0                              750,000                       750,000

Common shares issued:
  To officers and
founders for services                                           88,250,000  $88,250      794,250                       882,500

  To finder in
connection with the sale
of the Series A shares                                           2,500,000    2,500      (2,500)                             -

  For consulting services                                        7,500,000    7,500       67,500                        75,000

  In connection with
standby equity
distribution agreement
subsequently terminated                                          1,750,000    1,750       15,750                        17,500

Estimated fair value of
stock options issued to
officer of acquired
subsidiary                                                                                22,500                        22,500

Net loss                                                                                            ($1,747,500)   (1,747,500)
                         ------------------------------------------------------------------------------------------------------

Balance, October 3, 2004  6,000,000  $6,000 10,000,000   $0    100,000,000 $100,000   $6,891,500    ($1,747,500)    $5,250,000
                         ======================================================================================================


                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                       THROUGH OCTOBER 3, 2004 (Restated)

Operating activities:
  Net loss                                                                            ($1,747,500)
  Adjustments to reconcile net loss to net cash provided
    by operating activities: Series B convertible preferred shares issued to
    officers and founders for services                                                    750,000
  Common shares issued to officers and founders for services                              882,500
  Stock options issued to officer of acquired subsidiary                                   22,500

  Common shares issued for consulting services                                             75,000
  Common shares issued in connection with standby equity distribution agreement
     subsequently terminated                                                               17,500
                                                                                      -----------
      Net cash provided by operating activities                                                 0
                                                                                      -----------

Investing activities - purchase of net assets of Nexus Custom Electronics, Inc.,
   net of cash received of $92,335                                                     (5,233,919)
                                                                                      -----------

Financing activities:
  Proceeds from sale of Series A shares                                                 5,250,000
  Proceeds from credit facility borrowings                                                319,049
  Repayment of capital lease obligations                                                 (242,795)
                                                                                      -----------
      Net cash provided by financing activities                                         5,326,254
                                                                                      -----------

Net increase in cash                                                                       92,335

Cash, beginning of period                                                                       0
                                                                                      -----------
Cash, end of period                                                                   $    92,335
                                                                                      ===========


Supplemental disclosure of noncash investing and financing activities:
  Credit facility obligations assumed in connection with acquisition                  $ 4,000,000
                                                                                      ===========
  Other liabilities assumed in connection with acquisition                            $ 2,966,987
                                                                                      ===========
  Note payable issued to former parent of subsidiary in connection with acquisition   $ 2,750,000
                                                                                      ===========



                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation:

Sagamore Holdings, Inc. was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets and the business of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"). As used herein, the "Company" refers to Sagamore Holdings, Inc. or Sagamore Holdings, Inc. together with its subsidiary. On September 15, 2004, the Company sold 6,000,000 shares of Series A redeemable convertible preferred stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus (see Notes 6 and 7).

On September 20, 2004, the Company acquired Nexus through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). Nexus is a contract manufacturing company, which assembles electronic components and printed circuit boards. Total consideration paid for the net assets was $12,000,000, including $2,750,000 paid through the issuance of a 7% promissory note to Jaco (see Notes 7 and 9). The remainder of the purchase price was funded by the net proceeds of the preferred stock issuance described above and $4,000,000 borrowed through a bank credit facility (see Notes 7 and 8).

The Company's fiscal year ends on June 30th. The interim fiscal quarters consist of thirteen weeks ending on a Sunday.

The acquisition was accounted for pursuant to the purchase method of accounting as if the acquisition was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition. Accordingly, (i) the assets (including the identifiable intangible assets) and the liabilities of Nexus were recorded as of that date at their estimated fair values (see Note 7) and (ii) the accompanying consolidated statement of operations for the period from September 15, 2004 (date of capitalization) to October 3, 2004 does not include any amounts related to the operations of Nexus. The Company's other activities during the period were limited to its formation and obtaining financing for and to consummating the acquisition of Nexus.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company did not meet certain covenants under its credit facility and, accordingly, the outstanding balance under the credit facility was in default as of October 3, 2004 and the outstanding balance of the term loan totaling $1,200,000 under the credit facility has been classified in current liabilities in the accompanying consolidated balance sheet (see Note 8). During the period while the Company is in default under the credit facility, the lender may force immediate repayment of amounts due ($4,319,049 at October 3, 2004), and invoke penalty interest (up to three percentage points or approximately $130,000 annually) at the lender's discretion. Since the Company has not been notified that it will be charged penalty interest, it has not accrued any as of October 3, 2004. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to enable it to pay the balance due at or subsequent to October 3, 2004 unless it can obtain additional financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

In addition to seeking a waiver from the lender, the Company intends to file a registration statement with the Securities Exchange Commission which, if and when effective, will, in the opinion of management, enable it to have the ability to access the public equity markets and obtain additional capital. However, there can be no assurances that the Company will be able to raise any additional capital in the public equity markets. If it is unable to obtain a waiver, the Company plans on attempting to replace its credit facility with a loan from a different lender. There are no assurances that it will be able to do so, and if it does, the cost of such facility may be higher than its current costs. If the Company cannot satisfactorily replace the credit facility, it would have to examine other strategic alternatives, including raising capital in the public equity markets, or a possible sale or liquidation of its business.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies:

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates will relate to accounts receivable reserves, inventory valuation reserves and the ability to realize deferred tax assets. Actual results could differ from those estimates.

Revenue recognition:

Sales will be recognized when title passes at the time of shipment and collectibility is reasonably assured. Provisions for certain rebates, sales incentives, product returns and discounts to customers will be provided as reductions to sales in the same period the related sales are recorded.

Accounts receivable:

Accounts receivable are due within contractual credit terms and are stated as of October 3, 2004, the date of acquisition, at amounts due from customers, net of allowances. Credit is extended based on an evaluation of a customer's financial condition and no collateral is required.

Financial instruments and major customers:

The fair value of cash, accounts receivable, accounts payable and loans payable under the credit facility approximate their carrying amounts due to the short maturities of these instruments. Financial instruments that will potentially subject the Company to significant concentrations of credit risk are accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited as the Company will perform on-going credit evaluations of its customers. In addition, on a periodic basis, the Company will evaluate its accounts receivable and will establish an allowance for doubtful accounts based on its history of past write-offs and collections and current credit considerations. Management does not believe that significant credit risk existed at October 3, 2004.

Amounts due from each of the Company's three major customers at October 3, 2004 were 29%, 9% and 8% of total accounts receivable.

Inventories:

Inventories are stated at cost which includes materials, labor and overhead. Subsequent to the date of the acquisition of Nexus, inventory will be valued at the lower of cost or market, with cost being determined using the first-in, first-out method.


Property and equipment:

Property and equipment which were acquired in the acquisition of Nexus, are recorded at cost, which was their estimated fair value on the date of acquisition, and will be depreciated and amortized using the straight-line method over their estimated useful lives which range from 1 to 29 years. Leasehold improvements will be amortized over the shorter of their estimated useful lives or the remaining term of the lease. Maintenance and repairs will be charged to expense as incurred.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies (continued):

Identifiable intangible assets:

Identifiable intangible assets which were acquired in the acquisition of Nexus, are recorded at cost, which was their estimated fair value on the date of acquisition. The costs allocated to those intangible assets with definitive lives (customer lists, backlog and employment agreement) will be amortized over their respective useful lives, which range from one to seven years.

The costs allocated to intangible assets which have indefinite lives (trademarks and ISO certification) are not subject to amortization.

These assets are amortizable over the next fifteen years for tax purposes.

Impairment of Intangible and Other Long-Lived Assets:

The impairment of long-lived assets, which include property and equipment and identifiable intangible assets with definitive lives, is recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

For intangible assets with indefinite lives, other than goodwill, the Company is required to evaluate the remaining useful lives each reporting period to determine whether circumstances continue to support an indefinite useful life. If it is determined the life is no longer indefinite, the Company will begin to amortize the costs over their remaining lives. In addition, such costs shall be tested for impairment annually, or more frequently if circumstances indicate that the asset might be impaired. The impairment test will consist of a comparison of the fair value of the asset with its carrying amount. If the carrying amount exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess.

Goodwill:

The Company acquired $1,747,482 of goodwill in connection with their acquisition of Nexus. Goodwill represents the excess of cost over the fair value of net assets of an acquired business. Goodwill is amortizable over fifteen years for tax purposes.

Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") goodwill is deemed to have an indefinite life and is no longer subject to amortization over its estimated useful life but is tested for impairment annually under a two-step approach, or more frequently, if events or changes in circumstances indicate that the asset might be impaired.

Impairment is assessed at the "reporting unit" level by applying fair value-based test. A reporting unit is defined as the same as, or one level below, the operating segment level as described in Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Under the two step approach, the carrying amount of the reporting unit is compared with its fair value. If the carrying amount of the reporting unit exceeds its fair value, the implied fair value (as defined in SFAS 142) of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of the reporting unit's goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess.

The Company will evaluate the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

Advertising costs:

Advertising costs will be expensed as incurred.

Income taxes:

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Basic and diluted net income (loss) per common share:

The Company presents "basic" income (loss) per common share and, if applicable, "diluted" income per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic income (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted income per common share is similar to that of basic income per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares (such as those issuable upon the exercise of stock options and the conversion of preferred stock) were issued during the period. The Company's basic and diluted per share amounts are the same since the Company is in a loss position and the assumed exercise of stock options and conversion of preferred stock would be antidilutive.

The rights of the Company's Series B preferred and common stockholders are substantially equivalent. The Company has included the 10,000,000 shares of Series B convertible preferred stock from the date of their issuance in the weighted average number of shares outstanding in the computation of basic income
(loss) per share for the period from September 15, 2004 (date of capitalization) through October 3, 2004 in accordance with the "two class" method of computing earnings (loss) per share set forth in SFAS 128.

For the period from September 15, 2004 (date of capitalization) through October 3, 2004, the Company's basic and fully diluted per share amounts are the same since the Company had a net loss for the period and, accordingly, the assumed exercise of the 2,500,000 outstanding stock options and the conversion of the outstanding Series A convertible preferred stock into 6,000,000 shares of common stock would have been antidilutive.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies (continued):

Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB
25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," to provide pro forma disclosures of net income (loss) and income (loss) per share as if a fair value based method of accounting had been applied.

In the opinion of management, if compensation cost for the stock options granted to employees had been determined based on the fair value of the options at the date of grant under the provisions of SFAS 123 using the Black-Scholes option-pricing model based on the volatility assumptions of 50% and 100% , expected lives of three years, risk free interest rate of 4.25%, and a dividend yield of 0%. The Company's pro forma net loss and pro forma basic net loss per share arising from such computations would not have differed materially from the corresponding historical amounts presented in the accompanying consolidated statement of operations.

As a result of amendments to SFAS 123, the Company will be required to charge the fair value of employee stock options to expense over the vesting period beginning with the first quarter of its fiscal year ending June 30, 2007.

In accordance with the provisions of SFAS 123, issuances of common stock to nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

Note 3 - Inventories:

Inventories consist of the following:
    Raw materials                                $    3,132,238
    Work in process                                   1,776,121
    Finished goods                                    1,189,294
                                                 ---------------
          Total                                  $    6,097,653
                                                 ===============

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - Property and equipment:

Property and equipment consist of the following:
    Land                                           $   65,000
    Building                                          834,999
    Machinery and equipment                         1,326,666
    Leasehold improvements                            119,484
                                                   ----------
    Total                                          $2,346,149
                                                   ==========

Note 5 - Identifiable Intangibles:

Identifiable intangibles consist of the
following:
   Subject to amortization:
    Customer lists                                 $1,194,241
    Backlog                                           310,726
    Employment agreement                               78,291
                                                   ----------
       Total                                        1,583,258
                                                   ----------
   Not subject to amortization:
    ISO Certification                                 257,735
    Trademark                                         139,806
                                                   ----------
       Total                                          397,541
                                                   ----------
       Total                                       $1,980,799
                                                   ==========

Amortization in each of the five years subsequent to October 3, 2004 will be approximately $507,000, $274,000, $197,000, $177,000 and $171,000, respectively.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6 - Stockholders' equity:

Series A redeemable convertible preferred stock:

On September 15, 2004, the Company sold 6,000,000 Series A preferred shares and received net proceeds of $5,250,000, after deducting expenses of $750,000. In addition, the Company issued 2,500,000 shares of its common stock to a third party as a commitment fee. The common stock issued for the commitment fee had a fair value of $2,500.

Each Series A preferred share entitles the holder to receive a cumulative 5% dividend when declared by the Company's Board of Directors. As of October 3, 2004, no dividends have been declared and undeclared cumulative dividends in arrears were approximately $12,000.

In the event of any liquidation, sale or merger of the Company, each Series A preferred share would entitle the holder to receive an amount equal to $1.00 per share plus all declared and undeclared dividends in preference to the holders of Series B convertible preferred stock and common stock. However, the holders of the Series A preferred shares have no voting rights.

Each share of Series A preferred stock can be converted into shares of the Company's common stock at the option of the holder as determined by dividing (a) the sum of (i) the amount due to the Series A holder upon liquidation, plus (ii) all accrued but unpaid dividends, by (b) the conversion price, which is equal to the lesser of (a) $1.00 per share (adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock.

The Company has the right to redeem any outstanding shares of the Series A preferred stock at an amount equal to 120% of the liquidation amount. In the event that the Company exercises a right of redemption, each of the holders would receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 of the liquidation amount redeemed.

Series B convertible preferred stock:

On September 17, 2004, the Company issued 10,000,000 shares of its Series B preferred stock to compensate two officers of the Company. This stock had an estimated fair value of $.075 per share, or $750,000, which was charged to general and administrative expenses.

Each Series B convertible preferred share entitles the holder to receive dividends on a pro rata basis with the holders of the common stock when declared by the Company's Board of Directors. In addition, the holders of the Series B preferred shares have no liquidation preference.

Collectively the Series B preferred stock can be converted into shares of the Company's common stock, at the option of the holder, into the lesser of (i) 75,000,000 shares of common stock; or (ii) 51% of the outstanding shares of common stock after giving effect to the conversion of the Series B preferred stock.

Each common and Series B preferred stockholder votes together as one class. As a class, the holders' of the Series B preferred stock shall, collectively, be entitled to cast 51% of the votes on all matters submitted to the stockholders of the Company.

SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders' equity (continued):

Common stock issued for services:

On September 17, 2004, the Company issued 88,250,000 shares of its common stock to two officers and founders of the Company. This stock had an estimated fair value of $.01 per share, or $882,500, which was charged to general and administrative expenses.

On September 20, 2004, the Company entered into an agreement with a consultant to provide business development services in future periods. The Company issued 7,500,000 shares of its common stock as compensation for these services. This stock had an estimated fair value of $.01 per share, or $75,000, which was charged to general and administrative expenses.

In addition, the Company issued 2,500,000 shares of its common stock to a third party as a commitment fee relating to the sale of the Series A preferred shares.

The Company issued 1,750,000 shares of its common stock as consideration for services in connection with the Standby Equity Distribution Agreement described below. This stock had an estimated fair value of $.01 per share, or $17,500, which was charged to general and administrative expenses.

Stock incentive plan:

On September 17, 2004, the Company adopted the 2004 Stock Incentive Plan (the "Plan") which authorizes the Board of Directors to grant incentive stock options, nonstatutory stock options, stock appreciation rights and rights to acquire restricted stock to employees, directors and consultants of the Company. As of October 3, 2004, the Board of Directors had authorized grants of options for the purchase of up to 15,000,000 shares of the Company's common stock under the Plan and options to purchase 2,500,000 shares were granted and outstanding. Under the terms of the Plan, the Board of Directors determines for each option granted, the exercise price, the vesting period and the length of the option. The options granted during the period vested immediately and were exercisable at $.001 per share, and the estimated fair value of the Company's common stock ($.01 per share) exceeded the exercise price at the grant date. The total excess of the fair value over the exercise price was $22,500, and since the Company had elected to continue to use the intrinsic value method pursuant to APB 25 in accounting for stock options for employees, the Company charged compensation expense for $22,500 in general and administrative expenses.

Standby Equity Distribution Agreement

On September 15, 2004, Sagamore Holdings entered into a Standby Equity Distribution Agreement (the "Equity Agreement") with Cornell Capital Partners, LP ("Cornell") for the sale of Sagamore Holdings' common stock. The commitment to purchase shares of common stock was subject to the effectiveness, and continued effectiveness, of a registration statement registering the resale of the common stock. The Company issued 1,750,000 shares of its common stock to Cornell as consideration for Cornell's services in connection with the Equity Agreement. The common stock issued for the services had a value of $.01 per share, or $17,500, which was charged to general and administrative expense as described below.

The Equity Agreement was terminated on April 26, 2005 and as a result, the Company will not obtain any funding under the Equity Agreement.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Acquisition of Nexus:

On September 20, 2004, the Company, through its subsidiary, NECI, purchased substantially all of the net assets of Nexus. However, the acquisition has been accounted for as a purchase as if it was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition. The initial purchase price paid by the Company was $12,000,000 as described below:

1. Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 under the credit facility through October 3, 2004. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. The Company used $4,000,000 borrowed under the credit facility to pay a part of the purchase price for Nexus, and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus (see Note 8).

2. $2,750,000 was paid through a five-year promissory note issued by the Company to Jaco (see Note 9).

3. $5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock.

The aggregate consideration to be paid by the Company is subject to further adjustments as explained below:

1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus as of September 20, 2004 is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated. However, it is likely that arbitration before an agreeable accounting firm will occur. There is a chance that the Company may be unsuccessful. If the Company is unsuccessful on the merits, this would have a material adverse effect on our working capital.

2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years from the date of acquisition limited to total payments of $1,000,000.

The acquisition of Nexus has been accounted for by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Acquisition of Nexus (continued):

The total purchase price for the acquisition of Nexus of $12,076,254, which includes $76,254 of acquisition costs, was allocated as follows:

Assets purchased:
  Cash                                       $    92,335
  Accounts receivable                          2,632,624
  Inventories                                  6,097,653
  Property and equipment                       2,346,149
  Prepaid expenses and other assets              146,199
  Identifiable intangible assets:
     ISO 9002 Certification                      139,806
     Backlog                                     310,726
     Trademark                                   257,735
     Customer lists                            1,194,241
     Employment agreement                         78,291
  Goodwill                                     1,747,482
                                             -----------
       Total                                  15,043,241
                                             -----------

Liabilities:
  Accounts payable                             2,314,529
  Accrued expenses                               409,663
  Capital lease obligations and loan costs       242,795
                                             -----------
       Total                                   2,966,987
                                             -----------

       Net purchase price                    $12,076,254
                                             ===========

The total purchase price will be adjusted for subsequent acquisition costs (which are not expected by the Company to be material) and any adjustments for the target net working capital requirement and the earn-out provision described above.

In connection with the acquisition, the Company became obligated to make aggregate annual payments of $437,500 under three-year employment agreements with the president and two other officers of Nexus. The Company also became obligated to issue options equal to 2.5% of its outstanding common stock at the end of the first two years of the employment agreement with the president of Nexus with exercise prices and vesting periods to be determined by the Board of Directors on the dates of grant.

The following unaudited pro forma financial information presents the consolidated results of operations, as if the acquisition had occurred on July 1, 2004, after giving effect to certain adjustments. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during this period.

                                                               Quarter
                                                                Ended
                                                            Oct. 3, 2004
                                                           ----------------
                                                             (Unaudited)

Net sales                                                      $6,037,240
                                                           ==============
Net loss                                                      ($2,160,881)
                                                           ==============

Weighted average number of common shares outstanding          110,000,000
                                                              ===========

Loss per common share - basic and diluted                          ($0.02)
                                                                   ======

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8- Credit Facility:

Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 under the credit facility through October 3, 2004. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. The Company used $4,000,000 borrowed under the credit facility to pay a part of the purchase price for Nexus and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus.

The term loan is payable in monthly principal payments of $20,000 through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, the Company did not meet the requirements of four covenants: minimum working capital ratio; debt service ratio ("EBITDA", as defined, divided by interest and principal payment requirements); leverage ratio (liabilities to tangible net worth ratio) and minimum tangible net worth (tangible net worth includes subordinated debt but excludes intangible assets), and therefore, was in default.

Note 9 - Note Payable to Former Parent of Subsidiary:

In connection with the acquisition, $2,750,000 was paid through a five-year promissory note issued to Jaco, the former parent of Nexus. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Defaults under other loan agreements, on loan amounts exceeding $5,000,000, could result in a default under the promissory note agreement with Jaco. If a default occurred under this note, the note holder could accelerate the maturity, and declare the note immediately due and payable.

Note 10 - Lease commitments:

The Company leases its manufacturing facilities and certain equipment. Minimum future lease payments under noncancelable operating leases in each of the twelve month periods subsequent to October 3, 2004 are as follows:

                                         Twelve Months
                                         Ending
                                         October 3,           Amount
                                         ----------           ------

                                         2005                $   180,560
                                         2006                     71,082
                                         2007                     10,833
                                         2008                      9,712
                                         2009                      3,078
                                                             -----------
                                         Total               $   275,265
                                                             ===========

      The lease of the Company's manufacturing facility terminates in July 2005. The Company may renew the lease under a five-year option arrangement which would include base rent increases of 3.4% plus a CPI inflator starting with 2003 as a base year.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Employment benefit plan:

The Company maintains a 401(k) Plan (the "Plan") which provides for benefits to eligible employees upon their retirement, death, disability or separation from the Company. The Plan permits participants to contribute up to a maximum of 15% of their annual compensation, as defined, not to exceed the Federal limit ($13,000 in calendar 2004.) The Company makes matching contributions equal to 25% of the contributing participants' elective deferral up to a maximum of 4% to the Plan.


Note 12 -  Income Taxes:

The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate due to the following:


                                                               Amount       Percent
                                                           -----------------------------

      Income tax benefit at statutory rate                     ($594,000)        (34%)
      State income taxes, net of Federal income tax effect       (70,000)         (4)

      Valuation allowance                                        664,000          38
                                                           -----------------------------

      Totals                                                          $0           0%
                                                           =============================

The components of net deferred tax assets consist of the following:
      Federal and state net operating loss carryforwards        $  664,000
      Less valuation allowance                                    (664,000)
                                                           ---------------
      Net deferred tax assets                                   $        0
                                                           ===============



A valuation allowance for deferred tax assets is required if, based on available evidence, it is more likely than not that some of the deferred tax assets will not be realized. The Company believes that there is significant doubt with respect to the future realization of its net deferred tax assets.

At October 3, 2004, the Company had Federal and state net operating loss carry forwards of approximately $747,000 available to offset future taxable income. These carry forwards will expire in 2024.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 13 - Restatement of Consolidated Financial Statements:

The consolidated financial statements of the Company as of October 3, 2004 and for the period from September 15, 2004 (date of capitalization) through October 3, 2004 have been restated to (i) give effect to the recording of the acquisition of the net assets and business of Nexus as of October 3, 2004, the end of the interim period closest to the actual date of acquisition instead of October 4, 2004 (see Note 7), and (ii) to reflect the effect of changes determined on June 17, 2005 in the estimated fair value of the Series B preferred shares and common shares issued by the Company primarily for services and in the estimated fair value of stock options granted to an employee (see
Note 6) during the period from September 15, 2004 (date of capitalization) through October 3, 2004.

As a result of the changes in the estimated fair value of the shares noted above, the statement of operations now reflects charges totaling $1,747,500 resulting from the issuance of preferred and common shares and the granting of the options. The preferred shares were valued at $.075 per share, the common shares at $.01 per share and the options at $22,500. These shares and the options were each previously valued at nil.


Note 14 - Other Subsequent Events - Issuance of Common Stock:

On February 8, 2005, the Company issued 10,000 shares of its common stock to 154 employees of Nexus as of that date, or a total of 1,540,000 shares, as an incentive bonus under the Company's 2004 Stock Incentive Plan (see Note 6). These shares had an estimated fair value of $.01 per share, or $15,400, which will be charged to general and administrative expenses.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  APRIL 3, 2005
                                   (Unaudited)

ASSETS
Current assets:
  Cash                                                                     $     12,746
  Accounts receivable, net of allowance for doubtful accounts of $65,063      2,912,087
  Inventories                                                                 5,752,239
  Prepaid expenses and other current assets                                     200,146
                                                                           ------------
    Total current assets                                                      8,877,218

Property and equipment, net                                                   2,123,990

Identifiable intangible assets, net                                           1,727,084
Goodwill                                                                      1,747,482
                                                                           ------------

    Total                                                                  $ 14,475,774
                                                                           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving credit facility borrowings                                     $  2,898,675
  Term loan                                                                   1,080,000
  Accounts payable                                                            3,396,184
  Accrued expenses and other current liabilities                                528,304
                                                                           ------------
    Total current liabilities                                                 7,903,163

Note payable to former parent of subsidiary                                   2,750,000
                                                                           ------------

    Total liabilities                                                        10,653,163
                                                                           ------------

Commitments and contingencies

Stockholder's equity
  Preferred stock, 100,000,000 shares authorized:
    Series A redeemable convertible preferred stock, $.001
      par value; 6,000,000 shares issued and outstanding
      (liquidation preference $6,162,000)                                         6,000
    Series B convertible preferred stock, no par value;
      10,000,000 shares issued and outstanding                                        0
  Common stock, $.001 par value; 2,000,000,000 shares
    authorized; 101,540,000 shares issued and outstanding                       101,540
  Additional paid-in capital                                                  6,905,360
  Accumulated deficit                                                        (3,190,289)
                                                                           ------------
    Total stockholders' equity                                                3,822,611
                                                                           ------------

    Total                                                                  $ 14,475,774
                                                                           ============

            See Notes to Condensed Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION) THROUGH APRIL 3, 2005
                                   (Unaudited)

Net sales                                    $  11,765,192

Cost of sales                                   11,368,012

                                             -------------
Gross profit                                       397,180
                                             -------------

Operating expenses:
  General and administrative                     3,019,946
  Selling                                          357,577
                                             -------------
    Totals                                       3,377,523
                                             -------------

Loss from operations                            (2,980,343)

Interest expense                                   209,946
                                             -------------

Net loss                                     $  (3,190,289)
                                             =============

Loss per common share - basic and diluted    $       (0.03)
                                             =============

Weighted average common shares outstanding     109,320,099
                                             =============




            See Notes to Condensed Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE PERIOD SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                              THROUGH APRIL 3, 2005
                                   (Unaudited)

Operating activities:
  Net loss                                                              $(3,190,289)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization of property and equipment                 394,941
    Amortization of identifiable intangibles                                253,715
    Provision for doubtful accounts                                          65,063
    Series B shares issued to officers and founders for services            750,000
    Common shares issued to officers and founders for services              882,500
    Stock options issued to officer of acquired subsidiary                   22,500
    Common shares issued for consulting services                             75,000
    Common shares issued in connection with
        standby equity distribution agreement subsequently terminated        17,500
    Common stock issued to employees                                         15,400
  Changes in operating assets and liabilities:
    Accounts receivable                                                    (344,527)
    Inventories                                                             345,414
    Prepaid expenses and other assets                                       (64,597)
    Accounts payable - trade                                              1,081,656
    Accrued expenses and other current liabilities                          207,935
                                                                        -----------
        Net cash provided by operating activities                           512,211
                                                                        -----------

Investing activities:
  Purchases of property and equipment                                      (175,173)
  Purchase of net assets of Nexus Custom Electronics, Inc., net of
     cash received of $92,333                                            (5,233,919)
                                                                        -----------
        Net cash used in investing activities                            (5,409,092)
                                                                        -----------

Financing activities:
  Proceeds from sale of Series A shares                                   5,250,000
  Proceeds from credit facility borrowings                                   22,422
  Term loan principal payments                                             (120,000)
  Repayment of capital lease obligation                                    (242,795)
                                                                        -----------
        Net cash provided in financing activities                         4,909,627
                                                                        -----------

Net increase in cash                                                         12,746

Cash, beginning of period                                                         0
                                                                        -----------
Cash, end of period                                                     $    12,746
                                                                        ===========

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE PERIOD SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                              THROUGH APRIL 3, 2005
                                   (Unaudited)
(Continued)

Supplemental disclosure of cash flow information:
  Interest paid                                                                       $  161,105
                                                                                      ==========
Supplemental disclosure of noncash investing and financing activities:
  Credit facility obligations assumed in connection with acquisition                  $4,000,000
                                                                                      ==========
  Other liabilities assumed in connection with acquisition                            $2,966,987
                                                                                      ==========
  Note payable issued to former parent of subsidiary in connection with acquisition   $2,750,000
                                                                                      ==========

            See Notes to Condensed Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1 - Basis of Presentation

Sagamore Holdings, Inc. was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets and the business of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"), As used herein, the "Company" refers to Sagamore Holdings, Inc. or Sagamore Holdings, Inc. together with its subsidiary. On September 15, 2004, the Company sold 6,000,000 shares of Series A redeemable convertible preferred stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus (see Notes 5 and 6 ).

On September 20, 2004, the Company acquired Nexus through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). Nexus is a contract manufacturing company, which assembles electronic components and printed circuit boards. Total consideration paid for the net assets was $12,000,000, including $2,750,000 paid through the issuance of a 7% promissory note to Jaco (see Notes 7 and 9). The remainder of the purchase price was funded by the net proceeds of the preferred stock issuance described above and $4,000,000 borrowed through a bank credit facility (see Notes 7 and 8).

The Company's fiscal year ends on June 30th. The interim fiscal quarters consists of thirteen weeks ending on a Sunday.

The acquisition was accounted for pursuant to the purchase method of accounting as if the acquisition was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition. Accordingly, (i) the assets (including the identifiable intangible assets) and the liabilities of Nexus were recorded as of that date at their estimated fair values (see Note 6) and (ii) the accompanying condensed consolidated statement of operations for the period from September 15, 2004 (date of capitalization) to April 3, 2005 includes amounts related to the operations of Nexus only from October 4, 2004. The Company's other activities during the period from September 15, 2004 (date of capitalization) to October 3, 2004 were limited to its formation and obtaining financing for and to consummating the acquisition.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company did not meet certain covenants under its credit facility and, accordingly, the outstanding balance under the credit facility was in default as of April 3, 2005 and the outstanding balance of the term loan totaling $1,200,000, under the credit facility, has been classified in current liabilities in the accompanying consolidated balance sheet. (See Note 8). During the period while the Company is in default under the credit facility, the lender may force immediate repayment of amounts due ($3,978,675 at April 3, 2005), and invoke penalty interest (up to three percentage points or approximately $130,000 annually) at the lender's discretion. Since the Company has not been notified that it will be charged penalty interest, it has not accrued any as of April 3, 2005. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to enable it to pay the balance due at or subsequent to April 3, 2005 unless it can obtain additional financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.


On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.


In addition to seeking a permanent waiver from the lender, the Company intends to file a registration statement with the Securities Exchange Commission which, if and when effective, will, in the opinion of management, enable it to have the ability to access the public equity markets and obtain additional capital. However, there can be no assurances that the Company will be able to raise any additional capital in the public equity markets. If it is unable to obtain a waiver, the Company plans on attempting to replace its credit facility with a loan from a different lender. There are no assurances that it will be able to do so, and if it does, the cost of such facility may be higher than its current costs. If the Company cannot satisfactorily replace the credit facility, it would have to examine other strategic alternatives, including raising capital in the public equity markets, or a possible sale or liquidation of its business.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1 - Basis of Presentation (continued):

The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position as of April 3, 2005 and its results of operations and cash flows for the period from September 15, 2004 (date of capitalization) through April 3, 2005. The results of operations for the period from September 15, 2004 (date of capitalization) through April 3, 2005 are not necessarily indicative of the results to be expected for the full year.

Certain note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These condensed consolidated financial statements, including the notes thereto, should be read in conjunction with historical financial information appearing elsewhere in the registration statement.

Note 2 - Significant Accounting Policies

Major customers:

For the period from September 15, 2004 (date of capitalization) through April 3, 2005, the Company's three largest customers accounted for 66% of its net sales, and 74% of its accounts receivable at April 3, 2005.

Inventories:

Inventories are stated at the lower of cost or estimated market value and include materials, labor and manufacturing overhead. Cost is determined using the first-in, first-out method.

Identifiable intangible assets:

Identifiable intangible assets which were acquired in the acquisition of Nexus, are recorded at cost, which was their estimated fair value on the date of acquisition. The costs allocated to those intangible assets with definitive lives (customer lists, backlog and employment agreement) are being amortized over their respective useful lives, which range from one to seven years.

The costs allocated to intangible assets which have indefinite lives (trademarks and ISO certification) are not subject to amortization.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 2 - Significant Accounting Policies (continued):

Goodwill:

The Company acquired $1,747,482 of goodwill in connection with their acquisition of Nexus. Goodwill represents the excess of cost over the fair value of net assets of an acquired business. Goodwill is amortizable over fifteen years for tax purposes.

Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") goodwill is deemed to have an indefinite life and is not subject to amortization over its estimated useful life but is tested for impairment annually under a two-step approach, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Impairment is assessed at the "reporting unit" level by applying a fair value-based test. A reporting unit is defined as the same as, or one level below, the operating segment level as described in Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Under the two step approach, the carrying amount of the reporting unit is compared with its fair value. If the carrying amount of the reporting unit exceeds its fair value, the implied fair value (as defined in SFAS 142) of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of the reporting unit's goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess.

The Company will evaluate the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

Basic and diluted net income (loss) per common share:

The Company presents "basic" income (loss) per common share and, if applicable, "diluted" income (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic income (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted income (loss) per common share is similar to that of basic income (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares (such as those issuable upon the exercise of stock options and the conversion of preferred stock) were issued during the period.

The rights of the Company's Series B preferred and common stockholders are substantially equivalent. The Company has included the 10,000,000 shares of Series B convertible preferred stock in the computation of basic income (loss) per share for the current reporting period in accordance with the "two class" method of computing earnings (loss) per share set forth in SFAS 128.

For the period from September 15, 2004 (date of capitalization) through April 3, 2005, the Company's basic and fully diluted per share amounts are the same since the Company had a net loss for the period and, accordingly, the assumed exercise of the 2,500,000 outstanding stock options and the conversion of the outstanding Series A convertible preferred stock into 6,000,000 shares of common stock would have been antidilutive.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 2 - Significant Accounting Policies (continued):

Stock based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB
25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," to provide pro forma disclosures of net income (loss) and income (loss) per share as if a fair value based method of accounting had been applied.

In the opinion of management, if compensation cost for the stock options granted to employees had been determined based on the fair value of the options at the date of grant under the provisions of SFAS 123 using the Black-Scholes option-pricing model based on the volatility assumptions of 50% and 100%, expected lives of three years, risk free interest rate of 4.25% and a dividend yield of 0%, the Company's pro forma net loss and pro forma basic net loss per share arising from such computations would not have differed materially from the corresponding historical amounts presented in the accompanying condensed consolidated statement of operations.

As a result of amendments to SFAS 123, the Company will be required to charge the fair value of employee stock options to expense over the vesting period beginning with the first quarter of its fiscal year ending June 30, 2007.

In accordance with the provisions of SFAS 123, issuances of common stock to nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

Note 3 - Inventories:

Inventory consist of the following:

   Raw materials                                $      3,539,569
   Work in process                                     1,367,774
   Finished goods                                        844,896
                                                -----------------
   Total                                        $      5,752,239
                                                =================

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

 Note 4 - Identifiable Intangible Assets:

Identifiable intangible assets include the following:

Subject to amortization:
  Customer lists                  $ 1,194,241
  Backlog                             310,726
  Employment agreement                 78,291
  Less accumulated amortization      (253,715)
                                  -----------
     Total                          1,329,543
                                  -----------
Not subject to amortization:
  ISO Certification                   257,735
  Trademark                           139,806
                                  -----------
     Total                            397,541
                                  -----------
     Total                        $ 1,727,084
                                  ===========


Amortization expense, recorded in the unaudited condensed consolidated statement of operations, was $253,714 for the period from September 15, 2004 (date of capitalization) through April 3, 2005. These assets are amortizable over the next fifteen years for tax purposes.

Amortization in each of the five years subsequent to April 3, 2005 will be approximately $352,000, $197,000, $184,000, $171,000 and $171,000, respectively.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 5 - Stockholders' Equity:

Series A redeemable convertible preferred stock:

On September 15, 2004, the Company sold 6,000,000 Series A preferred shares and received net proceeds of $5,250,000, after deducting expenses of $750,000. In addition, the Company issued 2,500,000 shares of its common stock to a third party as a commitment fee. The common stock issued for the commitment fee had a fair value of $2,500.

Each Series A preferred share entitles the holder to receive a cumulative 5% dividend when declared by the Company's Board of Directors. As of April 3, 2005, no dividends have been declared and undeclared cumulative dividends in arrears were approximately $12,000.

In the event of any liquidation, sale or merger of the Company, each Series A preferred share would entitle the holder to receive an amount equal to $1.00 per share plus all declared and undeclared dividends in preference to the holders of Series B convertible preferred stock and common stock. However, the holders of the Series A preferred shares have no voting rights.

Each share of Series A preferred stock can be converted into shares of the Company's common stock at the option of the holder as determined by dividing (a) the sum of (i) the amount due to the Series A holder upon liquidation, plus (ii) all accrued but unpaid dividends, by (b) the conversion price, which is equal to the lesser of (a) $1.00 per share (adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock.

The Company has the right to redeem any outstanding shares of the Series A preferred stock at an amount equal to 120% of the liquidation amount. In the event that the Company exercises a right of redemption, each of the holders would receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 of the liquidation amount redeemed.

Series B convertible preferred stock:

On September 17, 2004, the Company issued 10,000,000 shares of its Series B preferred stock to compensate two officers of the Company. This stock had an estimated fair value of $.075 per share, or $750,000, which was charged to general and administrative expenses.

Each Series B convertible preferred share entitles the holder to receive dividends on a pro rata basis with the holders of the common stock when declared by the Company's Board of Directors. In addition, the holders of the Series B preferred shares have no liquidation preference.

Collectively the Series B preferred stock can be converted into shares of the Company's common stock, at the option of the holder, into the lesser of (i) 75,000,000 shares of common stock; or (ii) 51% of the outstanding shares of common stock after giving effect to the conversion of the Series B preferred stock.

Each common and Series B preferred stockholder votes together as one class. As a class, the holders' of the Series B preferred stock shall, collectively, be entitled to cast 51% of the votes on all matters submitted to the stockholders of the Company.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 5 - Stockholders' Equity (continued):

Common stock issued for services:

On September 17, 2004, the Company issued 88,250,000 shares of its common stock to two officers and founders of the Company. This stock had an estimated fair value of $.01 per share, or $882,500, which was charged to general and administrative expenses.

On September 20, 2004, the Company entered into an agreement with a consultant to provide business development services in future periods. The Company issued 7,500,000 shares of its common stock as compensation for these services. This stock had an estimated fair value of $.01 per share, or $75,000, which was charged to general and administrative expenses.

In addition, the Company issued 2,500,000 shares of its common stock to a third party as a commitment fee relating to the sale of the Series A preferred shares.

The Company issued 1,750,000 shares of its common stock as consideration for services in connection with the Standby Equity Distribution Agreement described below. This stock had an estimated fair value of $.01 per share, or $17,500, which was charged to general and administrative expenses.

Stock incentive plan:

On September 17, 2004, the Company adopted the 2004 Stock Incentive Plan (the "Plan") which authorizes the Board of Directors to grant incentive stock options, nonstatutory stock options, stock appreciation rights and rights to acquire restricted stock to employees, directors and consultants of the Company. As of October 3, 2004, the Board of Directors had authorized grants of options for the purchase of up to 15,000,000 shares of the Company's common stock under the Plan and options to purchase 2,500,000 shares were granted and outstanding. Under the terms of the Plan, the Board of Directors determines for each option granted, the exercise price, the vesting period and the length of the option. The options granted during the period vested immediately and were exercisable at $.001 per share, and the estimated fair value of the Company's common stock ($.01 per share) exceeded the exercise price at the grant date. The total excess of the fair value over the exercise price was $22,500, and since the Company had elected to continue to use the intrinsic value method pursuant to APB 25 in accounting for stock options for employees, the Company charged compensation expense in general and administrative expenses.

Standby Equity Distribution Agreement

On September 15, 2004, Sagamore Holdings entered into a Standby Equity Distribution Agreement (the "Equity Agreement") with Cornell Capital Partners, LP ("Cornell") for the sale of Sagamore Holdings' common stock. The commitment to purchase shares of common stock was subject to the effectiveness, and continued effectiveness, of a registration statement registering the resale of the common stock. The Company issued 1,750,000 shares of its common stock to Cornell as consideration for Cornell's services in connection with the Equity Agreement. The common stock issued for the services had a value of $.01 per share, or $17,500, which was charged to general and administrative expense as described below.

The Equity Agreement was terminated on April 26, 2005 and as a result, the Company will not obtain any funding under this agreement.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 6 - Acquisition of Nexus

On September 20, 2004, the Company, through its subsidiary, NECI, purchased substantially all of the net assets of Nexus. However, the acquisition has been accounted for as a purchase as if it was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition. The initial purchase price paid by the Company was $12,000,000 as described below:

1. Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 under the credit facility through October 3, 2004. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. The Company used $4,000,000 borrowed under the credit facility to pay a part of the purchase price for Nexus and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus (see Note 7).

2. $2,750,000 was paid through a five-year promissory note issued by the Company to Jaco (see Note 8).

3. $5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock.

The aggregate consideration to be paid by the Company is subject to further adjustments as explained below:

1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus as of September 20, 2004 is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated. However, it is likely that arbitration before an agreeable accounting firm will occur. There is a chance that the Company may be unsuccessful. If the Company is unsuccessful on the merits, this would have a material adverse effect on our working capital.

2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years from the date of acquisition limited to total payments of $1,000,000.

The acquisition of Nexus has been accounted for by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 6 - Acquisition of Nexus (continued):

The total purchase price for the acquisition of Nexus of $12,076,254, which includes $76,254 of acquisition costs, was allocated as follows:

Assets purchased:
  Cash                                             $    92,335
  Accounts receivable                                2,632,624
  Inventories                                        6,097,653
  Property and equipment                             2,346,149
  Prepaid expenses and other assets                    146,199
  Identifiable intangible assets:
     ISO 9002 Certification                            139,806
     Backlog                                           310,726
     Trademark                                         257,735
     Customer lists                                  1,194,241
     Employment agreement                               78,291
  Goodwill                                           1,747,482
                                                   -----------
       Total                                        15,043,241
                                                   -----------

Liabilities:
  Accounts payable                                   2,314,529
  Accrued expenses                                     409,663
  Capital lease obligations and loan costs             242,795
                                                   -----------
       Total                                         2,966,987
                                                   -----------

       Net purchase price                          $12,076,254
                                                   ===========

The total purchase price will be adjusted for subsequent acquisition costs (which are not expected by the Company to be material) and any adjustments for the target net working capital requirement and the earn-out provision described above.

In connection with the acquisition, the Company became obligated to make aggregate annual payments of $437,500 under three-year employment agreements with the president and two other officers of Nexus. The Company also became obligated to issue options equal to 2.5% of its outstanding common stock at the end of the first two years of the employment agreement with the president of Nexus with exercise prices and vesting periods to be determined by the Board of Directors on the dates of grant.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 6 - Acquisition of Nexus (continued):

The following unaudited pro forma financial information presents the Company's condensed consolidated results of operations, as if the acquisition had occurred on July 1, 2004, after giving effect to certain adjustments. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during the period.

                                                               Nine Months
                                                                  Ended
                                                               April 3, 2005
                                                            -----------------
                                                               (unaudited)
Net sales                                                       $17,802,432
                                                                -----------
Net loss                                                        ($3,511,137)
                                                                ============

Weighted average number of common shares outstanding            110,313,703
                                                                ===========

Loss per common share - basic and fully diluted                      ($0.03)
                                                                     =======

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 7 - Credit Facility:

Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 under the credit facility. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. The Company used $4,000,000 borrowed under the credit facility to pay a part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus.

The term loan is payable in monthly principal payments of $20,000 through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 7.50% at April 3, 2005). The revolver was originally due to mature on July 1, 2005. Borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 7% at April 3, 2005). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of April 3, 2005 the Company did not meet the requirements of four covenants: minimum working capital ratio; debt service ratio ("EBITDA", as defined, divided by interest and principal payment requirements); leverage ratio (liabilities to equity ratio calculation) and minimum tangible net worth (tangible net worth excludes intangible assets), and therefore, was in default.

Under the terms of the agreement, the lender, at their discretion, may demand immediate payment and invoke penalty interest of up to three annual percentage points.


On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility on the same terms from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility on the same terms to September 1, 2005.


Note 8 - Note Payable to Former Parent of Subsidiary:

         In connection with the acquisition, $2,750,000 was paid through a five-year promissory note issued to Jaco, the former parent of Nexus. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Defaults under other loan agreements, on loan amounts exceeding $5,000,000, could result in a default under the promissory note agreement with Jaco. If a default occurred under this note, the note holder could accelerate the maturity, and declare the note immediately due and payable.

Note 9 - Stock Bonus Award:

On February 8, 2005, the Company issued 10,000 shares of its common stock to 154 employees of Nexus, as of that date, as an incentive bonus under the Company's 2004 Stock Incentive Plan, under Rule 701 of the Securities Act. These shares had an estimated fair value of $.01 per share, or $15,400, which was charged to general and administrative expenses for the period from September 15, 2004 (date of capitalization) through April 3, 2005.

Note 10 - Renewal of Lease:

In June 2005, the Company renewed its lease for its manufacturing facility for three years, starting August 1, 2005 through July 31, 2008. Annual rental is $170,364.

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder
Nexus Custom Electronics, Inc.

      We have audited the accompanying balance sheets of Nexus Custom Electronics, Inc. (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.) as of October 3, 2004 and June 30, 2004, and the related statements of operations, stockholder's deficiency and cash flows for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexus Electronics, Inc. as of October 3, 2004 and June 30, 2004, and its results of operations and cash flows for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

      The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 10 to the financial statements, the Company did not meet certain covenants under its credit facility and, accordingly, it was in default as October 3, 2004. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to enable it to pay the balance due at or subsequent to October 3, 2004. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements referred to above do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.


/s/ J.H. Cohn LLP

Roseland, New Jersey
December 15, 2004

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                                 BALANCE SHEETS

                                                                                             OCTOBER 3,      JUNE 30,
                                                                                                2004            2004
                                                                                            ------------    ------------
ASSETS
  Current assets:
    Cash                                                                                    $     92,335    $    348,624
    Accounts receivable, net of allowance for  doubtful accounts of $199,284 and $110,595      2,632,624       2,318,838
    Inventories, net                                                                           6,005,120       5,793,693
    Prepaid expenses and other current assets                                                    146,199          85,879
                                                                                            ------------    ------------
      Total current assets                                                                     8,876,278       8,547,034

    Property and equipment, net                                                                2,373,640       2,504,267
    Cash held for acquisition                                                                  4,214,799
                                                                                            ------------    ------------

      Totals                                                                                $ 15,464,717    $ 11,051,301
                                                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Due to Parent                                                                             $  9,160,900    $  8,892,445
  Credit facility borrowings for acquisition                                                   4,319,049
  Accounts payable                                                                             2,314,529       2,240,314
  Accrued expenses and other current liabilities                                                 392,806         401,147
  Equipment note payable and capital lease obligation                                            242,795         349,751
                                                                                            ------------    ------------
    Total liabilities                                                                         16,430,079      11,883,657
                                                                                            ------------    ------------

  Commitments and contingencies

  Stockholder's deficiency:
    Common stock, $.01 par value; 200 shares authorized, issued and outstanding                        2               2
    Additional paid-in capital                                                                 2,680,160       2,680,160
    Accumulated deficit                                                                       (3,645,524)     (3,512,518)
                                                                                            ------------    ------------
      Total stockholders' deficiency                                                            (965,362)       (832,356)
                                                                                            ------------    ------------

      Totals                                                                                $ 15,464,717    $ 11,051,301
                                                                                            ============    ============


                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)

                            STATEMENTS OF OPERATIONS
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                                       Period from
                                                       July 1, 2004
                                                         through               Years Ended
                                                        October 3,               June 30,
                                                       ------------    ----------------------------
                                                           2004            2004             2003
                                                       ------------    ------------    ------------
Net sales                                              $  6,037,240    $ 22,430,000    $ 15,354,812

Cost of sales                                             5,585,028      19,811,462      14,717,963
                                                       ------------    ------------    ------------

Gross profit                                                452,212       2,618,538         636,849
                                                       ------------    ------------    ------------

Operating expenses:
  General and administrative                                294,776         999,527         792,180
  Selling                                                    86,391         340,546         374,035
                                                       ------------    ------------    ------------
    Totals                                                  381,167       1,340,073       1,166,215
                                                       ------------    ------------    ------------

Income (loss) from operations                                71,045       1,278,465        (529,366)

Interest expense                                            204,051         408,172         409,350
                                                       ------------    ------------    ------------

Income (loss) before income tax provision  (benefit)       (133,006)        870,293        (938,716)

Income tax provision (benefit)                                              332,000        (332,000)
                                                       ------------    ------------    ------------

Net income (loss)                                      $   (133,006)   $    538,293    $   (606,716)
                                                       ============    ============    ============

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)

                     STATEMENTS OF STOCKHOLDER'S DEFICIENCY
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                 Common Stock                          Additional
                           --------------------------                    Paid-in      Accumulated
                              Shares         Amount        Capital       Deficit        Totals
                           -----------    -----------    -----------   -----------    -----------
Balance, July 1, 2002              200    $         2    $ 2,680,160   $(3,444,095)   $  (763,933)

Net loss                                                                  (606,716)      (606,716)
                           -----------    -----------    -----------   -----------    -----------

Balance, June 30, 2003             200              2      2,680,160    (4,050,811)    (1,370,649)

Net income                                                                 538,293        538,293
                           -----------    -----------    -----------   -----------    -----------

Balance, June 30, 2004             200              2      2,680,160    (3,512,518)      (832,356)

Net loss                                                                  (133,006)      (133,006)
                           -----------    -----------    -----------   -----------    -----------

Balance, October 3, 2004           200    $         2    $ 2,680,160   $(3,645,524)   $  (965,362)
                           ===========    ===========    ===========   ===========    ===========

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)

                            STATEMENTS OF CASH FLOWS
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                                                        Period from
                                                                        July 1, 2004               Years Ended
                                                                           through                   June 30,
                                                                          October 3,     ----------------------------
                                                                             2004            2004            2003
                                                                         ------------    ------------    ------------
Operating activities:
    Net income (loss)                                                    $   (133,006)   $    538,293    $   (606,716)
    Adjustments to reconcile net income (loss) to net cash provided by
      (used in) operating activities:
      Depreciation and amortization                                           201,634         829,040         842,898
      Provision for uncollectible accounts                                      5,000          38,480         176,021
      Write-off of deferred financing costs                                    93,600
      Change in deferred income taxes payable to Parent                                       332,000        (332,000)
    Changes in operating assets and liabilities:
      Accounts receivable                                                    (318,786)       (569,988)        771,099
      Inventories                                                            (211,427)     (1,780,751)        328,119
      Prepaid expenses and other current assets                               (60,320)         47,346          76,701
      Accounts payable                                                         74,215         583,481         324,539
      Accrued expenses and other current liabilities                           (8,341)        170,045          35,225
                                                                         ------------    ------------    ------------
        Net cash provided by (used in) operating activities                  (357,431)        187,946       1,615,886
                                                                         ------------    ------------    ------------

Investing activities
    Purchases of property and equipment                                       (71,007)       (300,909)       (113,193)
    Cash held for acquisition                                              (4,214,799)
                                                                         ------------    ------------    ------------
      Net cash used in investing activities                                (4,285,806)       (300,909)       (113,193)
                                                                         ------------    ------------    ------------

Financing activities
    Proceeds from term loan for acquisition                                 1,200,000
    Proceeds from revolving line of credit for acquisition                  3,119,049
    Due to Parent                                                             268,455         799,024        (704,424)
    Payments of note payable and capital lease obligation                    (106,956)       (459,698)       (708,835)
    Payments of deferred financing costs                                      (93,600)
                                                                         ------------    ------------    ------------
      Net cash provided by (used in) financing activities                   4,386,948         339,326      (1,413,259)
                                                                         ------------    ------------    ------------

Net increase (decrease) in cash                                              (256,289)        226,363          89,434

Cash, beginning of period                                                     348,624         122,261          32,827
                                                                         ------------    ------------    ------------

Cash, end of period                                                      $     92,335    $    348,624    $    122,261
                                                                         ============    ============    ============


Supplemental disclosure of cash flow information:
    Interest paid                                                        $    109,836    $    411,781    $    417,078
                                                                         ============    ============    ============

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Basis of presentation:

Nexus Custom Electronics, Inc. (the "Company") is an electronic contract manufacturing company which assembles components and printed circuit boards. The Company's fiscal year will end on June 30, 2005 and the first quarter of that fiscal year ended on October 3, 2004. The Company was a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco" or the "Parent") through October 3, 2004, when, effectively, it was acquired by a newly formed, wholly-owned subsidiary of Sagamore Holdings, Inc. ("Sagamore") (see Note 10). The accompanying financial statements as of and for the period ended October 3, 2004 reflect the financial position, results of operations, changes in stockholder's deficiency and cash flows immediately prior to its acquisition by Sagamore.

As of October 3, 2004, the Company did not meet certain covenants under a credit facility it obtained in connection with its acquisition by Sagamore and, accordingly, the outstanding balance under the credit facility is in default and the balance of the term loan, which is included under the credit facility, has been classified in current liabilities in the accompanying balance sheet as of that date and the balance of related deferred financing costs of $93,600 as of October 31, 2004 has been written-off. During the noncompliance period while the Company is in default under the credit facility, the lender may force immediate repayment of amounts due ($4,319,049 at October 3, 2004), and invoke penalty interest (up to three percentage points or approximately $130,000 annually) at the lender's discretion. Since the Company has not been notified that it will be charged penalty interest, it has not accrued any as of October 3, 2004. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to enable it to pay balance due at or subsequent to October 3, 2004 unless it can obtain additional financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

In addition to requesting a waiver from the lender, Sagamore, the Company's new parent, intends to file a registration statement with the Securities Exchange Commission which, if and when effective, will, in the opinion of management, enable it to access the public equity markets and obtain additional capital. However, there can be no assurances that Sagamore will be able to raise any additional capital in the public equity markets.

Note 2 - Summary of significant accounting policies:

Use of estimates:

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, inventory valuation allowances and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Fiscal periods and year:

The Company's fiscal year ends on June 30th. The interim fiscal quarters consists of thirteen weeks ending on a Sunday.

Revenue recognition:

Revenue is recognized when title passes at the time of shipment and collectibility is reasonably assured. Provisions for certain rebates, sales incentives, product returns and discounts to customers are provided as reductions to sales in the same period the related sales are recorded.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

Accounts receivable:

Accounts receivable are due within contractual credit terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on an evaluation of a customer's financial condition and no collateral is required.

Financial instruments and major customers:

The fair value of cash, accounts receivable, accounts payable and loans payable under the credit facility approximate their carrying amounts due to the short maturities of these instruments. Financial instruments that potentially subject the Company to significant concentrations of credit risk are accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited as the Company performs on-going credit evaluations of its customers. In addition, on a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations. Management does not believe that significant credit risk exists at October 3, 2004.

Sales to and receivables from major customers are shown below:

                                                                     Accounts
                                                         Sales      Receivable

       Period from July 1, 2004 to October 3, 2004:
         Customer A                                          47%            29%
         Customer B                                          18%             8%
         Customer C                                           6%             9%

       Year Ended June 30, 2004:
         Customer A                                          45%            39%
         Customer B                                          27%             7%
         Customer C                                           5%             7%

       Year Ended June 30, 2003:
         Customer A                                          47%            31%
         Customer B                                          20%            45%
         Customer C                                          13%             9%

Inventories:

Inventories are stated at the lower of cost or estimated market value and include materials, labor and manufacturing overhead. Cost is determined using the first-in, first-out method.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

Property and equipment:

Property and equipment are recorded at cost, less accumulated depreciation, and are depreciated using the straight-line method over their estimated useful lives which range from 3 to 30 years. Assets under capital leases are capitalized at the present value of the related lease payments and are depreciated over the shorter of the estimated useful lives or the term of the lease. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Maintenance and repairs are charged to expense as incurred.

Deferred financing costs:

Financing costs are deferred and amortized to interest expense over the term of the related loan using the straight-line method, which approximates the interest method. Due to existing covenant violations, the deferred costs have been charged to interest expense as of October 3, 2004.

Advertising costs:

Advertising costs are expensed as incurred. Advertising expenses were $6,960, $20,480 and $25,847 for the period from July 1, 2004 through October 3, 2004, and for the years ended June 30, 2004 and 2003, respectively.

Income taxes:

The Company is included in the consolidated Federal income tax return of Jaco through October 3, 2004. In accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company records the current and deferred provisions and benefits for Federal income taxes for financial statement purposes as if it were a separate taxpayer. The Company files its own state income tax returns.

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (concluded):

Impairment of long-lived assets:

The Company reviews long-lived assets with definite lives for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

Note 3 - Inventories:

Inventories consist of the following:

                                   October 3,    June 30,
                                     2004         2004
                                  ----------   ----------
      Raw materials               $3,813,238   $3,734,393
      Work in process              1,751,586    1,969,139
      Finished goods               1,121,296      755,161
                                  ----------   ----------
                                   6,686,120    6,458,693
      Less obsolescence reserve      681,000      665,000
                                  ----------   ----------
      Totals                      $6,005,120   $5,793,693
                                  ==========   ==========

Note 4 - Property and equipment:

Property and equipment consist of the following:

                                                        October 3,      June 30,
                                                           2004           2004
                                                       ------------   ------------
      Land                                             $     65,000   $     65,000
      Building                                            1,512,563      1,499,699
      Machinery and equipment                             6,188,874      6,130,731
      Leasehold improvements                                718,759        718,759
                                                       ------------   ------------
                                                          8,485,196      8,414,189
      Less accumulated depreciation and amortization      6,111,556      5,909,922
                                                       ------------   ------------
      Totals                                           $  2,373,640   $  2,504,267
                                                       ============   ============


Note 5 - Due to Parent:

At October 3, 2004 and June 30, 2004, the Company had an obligation due to its Parent in the amount of $9,160,900 and $8,892,445, respectively, with no specific repayment terms. The obligation bears interest at the prime rate. Interest expense charged to operations for the period from July 1, 2004 to October 3, 2004 and for the years ended June 30, 2004 and 2003 was $103,500 (average rate 5.2%), $373,400 (average rate 4.6%) and $341,000 (average rate 4.1%), respectively. This balance was settled in connection with the acquisition (see Note 10).

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Equipment note payable and capital lease obligation:

An equipment note payable of $31,489 ($35,552 at June 30, 2004) was scheduled to mature in August 2006. The note was assumed by the former Parent in connection with the acquisition (see Note 10).

The Company leases manufacturing equipment under a capital lease. The obligation at October 3, 2004 and June 30, 2004 was $211,306 and $314,199, respectively. The Company paid such amount from proceeds received from its credit facility after the acquisition (see Note 10). The capital lease asset at June 30, 2004 and October 3, 2004 was $785,714 and $732,143, respectively, net of $714,286 and $767,857 of accumulated amortization.

Note 7 - Lease commitments:

The Company leases its manufacturing facilities and certain equipment. Minimum future facility and equipment lease payments under noncancelable operating leases in each of the twelve month periods subsequent to October 3, 2004 are as follows:

                                         Twelve Months
                                         Ending
                                         October 3,          Amount
                                         -------------     -----------

                                         2005              $   180,560
                                         2006                   71,082
                                         2007                   10,833
                                         2008                    9,712
                                         2009                    3,078
                                                           -----------
                                         Total             $   275,265
                                                           ===========

Rent expense was $46,306, $171,969 and $182,465 for the period from October 3, 2004 and for the years ended June 30, 2004 and 2003, respectively.

The lease of the Company's manufacturing facility terminates in July 2005. The Company may renew the lease under a five-year option arrangement which would include base rent increases of 3.4% plus a CPI inflator starting with 2003 as a base year.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Income taxes:

The provision (benefit) for income taxes reflects the Company's Federal income taxes calculated on a consolidated basis with its Parent and state income taxes calculated on a nonconsolidated basis.

The provision (benefit) for income taxes consists of the following:

                    Period from
                   July 1, 2004
                     through
                     October 3,       Years Ended June 30,
                   ------------   ----------------------------
                       2004           2004            2003
                   ------------   ------------    ------------
      Deferred:
        Federal                   $    296,000    $   (296,000)
        State                           36,000         (36,000)
                   ------------   ------------    ------------

          Totals   $         --   $    332,000    $   (332,000)
                   ============   ============    ============

The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate due to the following:

                                           Period from
                                           July 1,2004
                                             Through
                                            October 3,                              Years Ended June 30,
                                       ------------------------     ---------------------------------------------------
                                               2004                          2004                          2003
                                       ------------------------     -----------------------    ------------------------
                                         Amount       Percent         Amount      Percent        Amount        Percent
                                       ----------    ----------     ----------   ----------    ----------    ----------
      Income tax provision (benefit)
        at statutory rate              $  (45,000)          (34)%   $  296,000           34%   $ (319,000)          (34)%
      State income taxes, net of
        Federal tax                        (5,000)           (4)        36,000            4       (36,000)           (4)

      Change in valuation allowance        50,000            38                                     23,000            3
                                       ----------    ----------     ----------   ----------    ----------    ----------

      Totals                           $       --           - %     $  332,000           38%   $ (332,000)          (35)%
                                       ==========    ==========     ==========   ==========    ==========    ==========

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Income taxes (concluded):

The components of net deferred tax assets consist of the following:

                                                            October 3,       June 30,
      Deferred tax assets:                                     2004            2004
                                                           ------------    ------------
      Federal and state net operating loss carryforwards   $    265,000    $    243,000
      Inventory reserves and other                              919,000         909,000
      Vacation accrual                                           38,000          38,000
      Allowance for doubtful accounts                            76,000          74,000
      Depreciation and amortization                            (302,000)       (318,000)
                                                           ------------    ------------
      Total                                                     996,000         946,000
      Less valuation allowance                                 (996,000)       (946,000)
                                                           ------------    ------------
      Net deferred tax assets                              $          0    $          0
                                                           ============    ============


A valuation allowance for deferred tax assets is required if, based on the evidence, it is more likely than not that some of the deferred tax assets will not be realized. The Company believes that there is significant doubt with respect to future realization of its net deferred tax assets.

The net change in the valuation allowance for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003 was approximately $50,000, $0 and $23,000, respectively.

At October 3, 2004, the Company has net operating loss carryforwards for Federal and state purposes. However, they will not be utilized due to the acquisition (see Note 10).

Note 9 - Employment benefit plan:

The Company maintains a 401(k) Plan (the "Plan") which provides for benefits to eligible employees upon their retirement, death, disability or separation from the Company. The Plan permits participants to contribute up to a maximum of 15% of their annual compensation, as defined, not to exceed the Federal limit ($13,000 in calendar 2004.) The Company makes matching contributions equal to 25% of the contributing participants' elective deferral up to a maximum of 4% to the Plan. The Company contributed $8,495, $28,382 and $24,446 for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003, respectively.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

Note 10- Acquisition by Sagamore and related financing:

On September 20, 2004, Sagamore, through a subsidiary, purchased substantially all of the net assets and the business of the Company. However, the acquisition is being accounted for as a purchase as if it was completed on October 3, 2004 (the end of the interim period closest to the actual date of the acquisition). The initial purchase price paid by Sagamore was $12,000,000 as described below:

1. The Company obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. The Company borrowed a total of $4,319,049 under the credit facility. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. Sagamore used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of the Company. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require the Company to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, the Company did not meet the requirements of four covenants: minimum working capital ratio; debt service ratio ("EBITDA", as defined, divided by interest and principal payment requirements); leverage ratio (liabilities to equity ratio calculation); and minimum tangible net worth (tangible net worth excludes intangible assets), and therefore, was in default.

2. $2,750,000 was paid through a five-year promissory note issued by Sagamore to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate of 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Defaults under other loan agreements on loan amounts exceeding $5,000,000 could result in a default under the promissory note agreement with Jaco. If a default occurred under this note, the note holder could accelerate the maturity and declare the note immediately due and payable.

3. $5,250,000 was paid in cash from proceeds received by Sagamore from the issuance of 6,000,000 shares of Series A convertible redeemable preferred stock.

The aggregate consideration to be paid by Sagamore is subject to further adjustments as explained below:

1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the Company's net working capital as of September 20, 2004 is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated and may have to be arbitrated.

2. An earn-out provision calculated at 5% of the Company's net sales in excess of $20,000,000 for each of the succeeding six years from the date of acquisition limited to total payments of $1,000,000.

In connection with the acquisition, the Company entered into three-year employment agreements with three of its officers. The Company is obligated to make aggregate annual payments of $437,500 under the agreements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                       INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed consolidated financial information for SAGAMORE HOLDINGS, INC. AND SUBSIDIARY ("Sagamore" or the "Company") related to its acquisition of substantially all of the assets and the business of NEXUS CUSTOM ELECTRONICS, INC. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"), to present the results of operations of Sagamore as if the acquisition had been completed as of the beginning of each period for purposes of the pro forma statement of operations information.

On September 20, 2004, the Company acquired Nexus through its newly formed wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). Nexus is a contract manufacturing company which assembles electronic components and printed circuit boards. Total consideration paid for the net assets was $12,000,000, including $2,750,000 paid through the issuance of a 7% promissory note. The remainder of the purchase price was funded by the $5,250,000 in net proceeds from the sale of preferred stock and $4,000,000 borrowed under a bank credit facility. The acquisition was accounted for pursuant to the purchase method of accounting as if the acquisition was completed on October 3, 2004, the end of the interim period closest to the actual date of the acquisition.


Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 under the credit facility. $1,200,000 was advanced under the term loan and $3,119,049 was advanced under the revolver. The Company used $4,000,000 borrowed under the credit facility to pay part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 7.5% at April 3, 2005). The revolver was originally due to mature on July 1, 2005. Borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 7% at April 3, 2005). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of April 3, 2005, Nexus did not meet certain covenants under its credit facility and, accordingly, it was in default. On July 15, 2005, the Company entered into a forbearance agreement with Comerica Bank to extend the maturity date of the revolver under the credit facility from July 1, 2005 to August 1, 2005. Effective August 1, 2005, the Company and Comerica Bank agreed to extend the maturity date of the revolver under the credit facility to September 1, 2005.


$2,750,000 was paid through a five-year promissory note issued by the Company to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009.

$5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock.

However, the aggregate consideration to be paid by the Company is subject to further adjustments as explained below:

A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus is different than $7,331,000 as of September 20, 2004. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated and may have to be arbitrated.

An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years from the date of acquisition limited to total payments of $1,000,000.

In connection with the acquisition, Sagamore became obligated under a three-year employment agreement with the President of Nexus. The salary is comparable to his salary reflected in the historical statements of operations for the year ended June 30, 2004 and for the period from July 1, 2004 through April 3, 2005. The Company entered into three-year employment agreements with two other officers of Nexus and the related incremental costs are reflected through pro forma adjustments in the pro forma condensed consolidated statements of operations below.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                       INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (Continued)


The accompanying unaudited pro forma condensed consolidated statements of operations of the Company give effect to the acquisition as if it had occurred on July 1, 2004 for the period ended April 3, 2005, and on July 1, 2003 for the year ended June 30, 2004.

The acquisition of Nexus was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent that the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition. The Company initially recorded goodwill of $1,747,482. However, based on the potential purchase price adjustments, as described above, goodwill may either increase or decrease based on the target net working capital requirement and may increase based on the earn-out provision.

The excess of the total initial purchase price for the acquisition of Nexus over the historical carrying values of the net assets acquired was as follows:

      Purchase price paid, including acquisition costs:                $12,076,254

      Allocation to historical net carrying value of acquired
      assets and liabilities of Nexus at October 3, 2004                 8,282,931
                                                                         ---------

      Excess of purchase price over historical carrying value of net
      assets acquired                                                  $ 3,793,323
                                                                       ===========

The excess of the total initial purchase price for the acquisition of Nexus over the historical carrying values of the net assets acquired was allocated as follows:

      Inventories              $    92,533
      Property and equipment       (27,491)
      ISO 9002 certification       139,806
      Backlog                      310,726
      Trademark                    257,735
      Customer lists             1,194,241
      Employment agreement          78,291
      Goodwill                   1,747,482
                               -----------
      Total                    $ 3,793,323
                               ===========

This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the period from July 1, 2004 through April 3, 2005 have been prepared utilizing (a) the unaudited condensed consolidated financial statements of the Company from September 15, 2004 (date of capitalization) through April 3, 2005 which include the results of operations of Nexus from October 4, 2004 and reflect the effects of the allocation of the costs of the acquisition under SFAS 141, and (b) the audited financial statements of Nexus included elsewhere in this registration statement for the period from July 1, 2004 through October 3, 2004.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                       INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (Continued)


The unaudited pro forma results of operations for the year ended June 30, 2004 have been prepared utilizing the audited financial statements of Nexus included elsewhere in this registration statement for the year ended June 30, 2004. The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the acquisition been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Company's unaudited condensed consolidated financial statements as of April 3, 2005, and for the period from October 4, 2004 through April 3, 2005, the Company's audited financial statements as of October 3, 2004 and for the period from September 15, 2004 (date of capitalization) through October 3, 2004 including the notes thereto and Nexus' audited financial statements as of June 30, 2004 and 2003 and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003 including the notes thereto included elsewhere in this registration statement and the other historical financial information appearing elsewhere in this registration statement.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM JULY 1, 2004 THROUGH APRIL 3, 2005

                                             ---------------------------------
                                                  Three        Period From                          Pro Forma
                                                  Month       Sept. 15, 2004                        Period From
                                                  Ended          Through                           July 1, 2004
                                              Oct. 3, 2004     April 3, 2005      Pro Forma          through
                                                  Nexus          Sagamore        Adjustments      April 3, 2005
                                             ----------------------------------------------------------------------
Net sales                                    $   6,037,240    $  11,765,192                           $  17,802,432

Cost of sales                                    5,585,028       11,368,012    $      77,682(2a)         17,030,722
                                             -----------------------------------------------          -------------

Gross profit                                       452,212          397,180          (77,682)               771,710
                                             -----------------------------------------------          -------------

Operating expenses:
  General and administrative                       289,776        3,019,946           81,524(2c,d)        3,391,246
  Selling                                           91,391          357,577           42,651(2b)            491,619
                                             -----------------------------------------------          -------------
  Totals                                           381,167        3,377,523          124,175              3,882,865
                                             -----------------------------------------------          -------------

Income (loss) from operations                       71,045       (2,980,343)        (201,857)            (3,111,155)

Interest expense                                   204,051          209,946          (14,015)(2e)           399,982
                                             -----------------------------------------------          -------------
Net loss                                     $    (133,006)   $  (3,190,289)   $    (187,842)         $  (3,511,137)
                                             ===============================================          =============

Loss per common share - basic and diluted                     $       (0.03)                          $       (0.03)
                                                              =============                           =============

Weighted average common shares outstanding                      109,320,099                             110,319,407
                                                              =============                           =============

      See Notes to Unaudited Condensed Consolidated Statement of Operations

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2004

                                                 Historical           Pro Forma
                                                   Nexus             Adjustments           Pro Forma
                                              -----------------------------------------------------------
Net sales                                          $22,430,000                               $22,430,000

Cost of sales                                       19,811,462       $403,259(3a,b)           20,214,721
                                              --------------------------------          -----------------

Gross profit                                         2,618,538      (403,259)                  2,215,279
                                              --------------------------------          -----------------

Operating expenses:
   General and administrative                          999,527       441,097(3d,e,h,i)         1,440,624
   Selling                                             340,546       170,606(3b,c)               511,152
                                              --------------------------------
                                                                                        -----------------
   Totals                                            1,340,073       611,703                   1,951,776
                                              --------------------------------          -----------------

Income from operations                               1,278,465    (1,014,962)                    263,503

Interest expense                                       408,172       (82,270)(3f)                325,902
                                              --------------------------------          -----------------

Income before income tax provision                     870,293      (932,692)                    (62,399)

Income tax provision                                   332,000      (332,000)(3g)                      0
                                              --------------------------------          -----------------

Net income                                            $538,293     ($600,692)                   ($62,399)
                                              ================================          =================

Income per common share -  basic and diluted                                                          $0
                                                                                        =================

Weighted average common shares outstanding                                                   110,000,000
                                                                                        =================



See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

                      SAGAMORE HOLDINGS, INC AND SUBSIDIARY
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NOTE 1. Sagamore, through a newly formed, wholly-owned subsidiary, acquired substantially all of the net assets of Nexus on September 20, 2004. This transaction has been accounted for as a purchase that was effectively completed on October 3, 2004 (the end of the first quarter of the Company's fiscal year ending June 30, 2005). In accordance with the purchase method of accounting, the results of operations of Sagamore include the results of Nexus from October 4, 2004 through April 3, 2005 but exclude the results of Nexus for the period from September 15, 2004 (date of capitalization) to October 3, 2004.

PERIOD FROM JULY 1, 2004 THROUGH APRIL 3, 2005

NOTE 2. The unaudited pro forma condensed consolidated statement of operations for the period from July 1, 2004 through April 3, 2005 has been prepared as if the acquisition of Nexus had been consummated as of July 1, 2004. Pro forma adjustments have been made for the following:

(a) To record a charge of $77,682 for the amount allocated to the fair value of backlog acquired based on a turnover period that would have ended prior to April 3, 2005.

(b) To record a charge of $42,651 for the amortization of the amount allocated to the fair value of customer lists acquired based on an estimated useful life of seven years.

(c) To record a charge of $6,524 for the amortization of the amount allocated to the fair value of the employment agreement of the President of Nexus based on a useful life of three years.

(d) To record incremental costs of salaries under new employment agreements with two of the officers of Nexus totaling $75,000.

(e) To reverse the interest expense recorded by Nexus of $110,451, charged on loans from its former parent, and record interest expense totaling $96,436 relating to the assumed credit facility borrowings and the note payable issued in connection with the acquisition. The average rate used for the interest calculation was 5.6%. If rates were 1% higher, interest expense during this period would have increased by $17,148.

YEAR ENDED JUNE 30, 2004

NOTE 3. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2004 has been prepared as if the acquisition of Nexus had been consummated as of July 1, 2003. Pro forma adjustments have been made for the following:

(a) ) To record a charge of $92,533 for the amount allocated to the fair value of inventory acquired based on a turnover period that would have ended prior to June 30, 2004.

(b) ) To record a charge of $310,726 for the amount allocated to the fair value of backlog acquired based on a turnover period that would have ended prior to June 30, 2004.

                      SAGAMORE HOLDINGS, INC AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Continued)

(c) To record a charge of $170,606 for the amortization of the amount allocated to the fair value of customer lists acquired based on an estimated useful life of seven years.

(d) To record a charge of $26,097 for the amortization of the amount allocated to the fair value of the employment agreement of the President of Nexus based on a useful life of three years.

(e) To record incremental costs of salaries under new employment agreements with two of the officers of Nexus totaling $300,000.

(f) To reverse the interest expense recorded by Nexus of $408,172, charged on loans from its former parent, and record interest expense totaling $325,902 relating to the assumed credit facility borrowings and the note payable issued in connection with the acquisition. The average rate used for the interest calculation was 4.7%. If rates were 1% higher, interest expense during this period would have increased by $69,490.

(g) To adjust the tax provision (benefit) to reflect the pro forma loss, and to record a valuation allowance against such benefit because it would not be realized as a result of the acquisition.

(h) To record the effect of issuance of Sagamore common stock for services:

      (i) For consulting services

      (ii) For obtaining the standby equity distribution agreement (which was subsequently terminated)

(i) To record the effect of issuance of stock options to an officer at less than fair value of underlying common stock.

NOTE 4. The effect of the common stock and Series B convertible stock issued to officers and founders, totaling $1,632,500, was not reflected in the unaudited pro forma condensed consolidated statement of operations because the adjustments are nonrecurring.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Sagamore Holdings, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                    ----------------------
solicitation of an offer to buy any securities:                                         PROSPECTUS
|_| except the common stock offered by this prospectus;                           ---------------------
|_| in  any   jurisdiction   in   which   the   offer  or
solicitation is not authorized;
|_| in  any  jurisdiction   where  the  dealer  or  other
salesperson   is  not   qualified   to  make   the   offer  or               1,540,000 Shares of Common Stock
solicitation;
|_| to any  person  to whom it is  unlawful  to make  the
offer or solicitation; or
|_| to any person who is not a United States  resident or                        SAGAMORE HOLDINGS, INC.
who is outside the jurisdiction of the United States.
The delivery of this prospectus or any accompanying  sale does not imply that:
|_| there  have  been  no  changes  in  the   affairs  of
Sagamore Holdings, Inc. after the date of this prospectus; or
|_| the  information  contained  in  this  prospectus  is
correct after the date of this prospectus.                                         ____________ __, 2005

                   -----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this Distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Sagamore Holdings to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Sagamore Holdings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sagamore Holdings pursuant to the foregoing, or otherwise, Sagamore Holdings has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and Distribution of the securities being registered. Sagamore Holdings will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee   $        1.00
      Printing and Engraving Expenses                            2,500.00
      Accounting Fees and Expenses                              50,000.00
      Legal Fees and Expenses                                   25,000.00
      Miscellaneous                                              7,499.00
                                                            -------------
      TOTAL                                                 $   85,000.00
                                                            -------------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


      Common Stock

      On September 17, 2004, the Company issued 88,250,000 shares of its common stock to compensate two officers of the Company. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 20, 2004, the Company entered into a month-to-month agreement with a consultant to provide business development services. The Company issued 7,500,000 shares of its common stock to Celerity Systems, Inc. as compensation for the services. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 20, 2004, the Company issued 1,750,000 shares of its common stock to Cornell Capital Partners, LP as a commitment fee under a now-terminated Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 17, 2004, the Company issued 2,500,000 shares of its common stock to Yorkville Advisors Management, LLC as a commitment fee under the Investment Agreement between the Company and Cornell Capital Partners, LP. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On February 8, 2005, the Company issued 1,540,000 shares if its common stock to the 154 current employees of Nexus under Rule 701 of the Securities Act. Each employee received 10,000 shares of the Company's common stock as an incentive bonus under the Company's 2004 Stock Incentive Plan.


      Series A Convertible Preferred Stock

      On September 15, 2004, the Company sold 6,000,000 shares of its Series A Convertible Preferred Stock pursuant to the Investment Agreement with Cornell Capital Partners and received gross proceeds of $6,000,000.

      Series B Convertible Preferred Stock

      On September 17, 2004, the Company issued 10,000,000 shares of its Series B Convertible Preferred Stock to compensate two officers of the Company. Based on the Series A Preferred Stock preference, the value of the shares of Series B Convertible Preferred Stock was nil.

      With respect to the sale of unregistered securities referenced above except as otherwise noted, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.


ITEM 27. EXHIBITS


Exhibit No.           Description                                          Location
-----------           -----------                                          --------
3.1                   Articles of Incorporation of Sagamore Holdings,      Incorporated by reference to the Company's Form
                      Inc.                                                 SB-2 filed with the SEC on February 14, 2005

3.2                   Articles of Amendment to the Articles of             Incorporated23 by reference to the Company's Form
                      Incorporation of Sagamore Holdings, Inc. dated       SB-2 filed with the SEC on February 14, 2005
                      September 14, 2004

3.3                   Articles of Amendment to the Articles of             Incorporated by reference to the Company's Form
                      Incorporation of Sagamore Holdings, Inc. dated       SB-2 filed with the SEC on February 14, 2005
                      September 17, 2004

3.4                   Articles of Incorporation of NECI Acquisition, Inc.  Incorporated by reference to the Company's Form
                                                                           SB-2 filed with the SEC on February 14, 2005

3.5                   Articles of Amendment of Nexus Custom Electronics    Incorporated by reference to the Company's Form
                      Corp.                                                SB-2 filed with the SEC on February 14, 2005

3.6                   Bylaws of Sagamore Holdings, Inc.                    Incorporated by reference to the Company's Form
                                                                           SB-2 filed with the SEC on February 14, 2005

3.7                   Bylaws of Nexus Custom Electronics Corp.             Incorporated by reference to the Company's Form
                                                                           SB-2 filed with the SEC on February 14, 2005

5.1                   Opinion re: Legality                                 Provided herewith

10.1                  Credit Agreement dated September 20, 2004 between    Incorporated by reference to the Company's Form
                      Nexus Custom Electronics Corp. and Comerica Bank     SB-2 filed with the SEC on February 14, 2005

10.2                  $5,000,000 Revolving Credit Note, executed by        Incorporated by reference to the Company's Form
                      Nexus Custom Electronics Corp. in favor of           SB-2 filed with the SEC on February 14, 2005
                      Comerica Bank, dated September 20, 2004

10.3                  $1,200,000 Term Note, executed by Nexus Custom       Incorporated by reference to the Company's Form
                      Electronics Corp. in favor of Comerica Bank, dated   SB-2 filed with the SEC on February 14, 2005
                      September 20, 2004

Exhibit No.           Description                                          Location
-----------           -----------                                          --------
10.4                  Advance Formula Agreement dated September 20, 2004   Incorporated by reference to the Company's Form
                      between Nexus Custom Electronics Corp. and           SB-2 filed with the SEC on February 14, 2005
                      Comerica Bank

10.5                  Continuing Collateral Mortgage dated September 20,   Incorporated by reference to the Company's Form
                      2004 between Nexus Custom Electronics Corp. and      SB-2 filed with the SEC on February 14, 2005
                      Comerica Bank

10.6                  Security Agreement dated September 20, 2004          Incorporated by reference to the Company's Form
                      between Nexus Custom Electronics Corp. and           SB-2 filed with the SEC on February 14, 2005
                      Comerica Bank

10.7                  2004 Stock Incentive Plan of Sagamore Holdings,      Incorporated by reference to the Company's Form
                      Inc.                                                 SB-2 filed with the SEC on February 14, 2005

10.8                  Sagamore Holdings, Inc. Form of Stock Option         Incorporated by reference to the Company's Form
                      Agreement                                            SB-2 filed with the SEC on February 14, 2005

10.9                  Employment Agreement dated as of September 2004      Incorporated by reference to the Company's Form
                      between Nexus Custom Electronics Corp. and Joseph    SB-2 filed with the SEC on February 14, 2005
                      W. Donohue, Jr.

10.10                 Employment Agreement dated as of September 2004      Incorporated by reference to the Company's Form
                      between Nexus Custom Electronics Corp. and Robert    SB-2 filed with the SEC on February 14, 2005
                      P. Farrell

10.11                 Employment Agreement dated as of September 2004      Incorporated by reference to the Company's Form
                      between Nexus Custom Electronics Corp. and Daniel    SB-2 filed with the SEC on February 14, 2005
                      Shea

10.12                 Stock Option Agreement dated as of September 2004    Incorporated by reference to the Company's Form
                      between Sagamore Holdings, Inc. and Daniel Shea      SB-2 filed with the SEC on February 14, 2005

10.13                 Business Development Agreement dated September 20,   Incorporated by reference to the Company's Form
                      2004 between Sagamore Holdings, Inc. and Celerity    SB-2 filed with the SEC on February 14, 2005
                      Systems, Inc.

10.14                 Asset Purchase Agreement dated as of September 20,   Incorporated by reference to the Company's Form
                      2004, by and among Nexus Custom Electronics Corp,    SB-2 filed with the SEC on February 14, 2005
                      NECI Acquisition, Inc., Jaco Electronics, Inc. and
                      Sagamore Holdings, Inc.

10.15                 Promissory Note dated September 20, 2004 and         Incorporated by reference to the Company's Form
                      issued to Jaco Electronics, Inc. by NECI             SB-2 filed with the SEC on February 14, 2005
                      Acquisition, Inc.

10.16                 Supply Agreement among Jaco Electronics, Inc.,       Incorporated by reference to the Company's Form
                      NECI Acquisition, Inc. and Sagamore Holdings, Inc.   SB-2 filed with the SEC on February 14, 2005

Exhibit No.           Description                                          Location
-----------           -----------                                          --------
10.17                 Standby   Equity    Distribution    Agreement   (as  Incorporated by reference to the Company's Form
                      terminated)  dated  as of  September  2004  between  SB-2 filed with the SEC on February 14, 2005
                      Sagamore Holdings and Cornell Capital Partners, LP

10.18                 Amended and Restated Termination  Agreement related  Provided herewith to the Standby Equity Distribution  Agreement dated
                      as of September 2004 between Sagamore  Holdings and
                      Cornell Capital Partners, LP

14.1                  Code of Ethics                                       Incorporated by reference to the Company's Form
                                                                           SB-2 filed with the SEC on February 14, 2005

23.1                  Consent of J.H. Cohn LLP                             Provided herewith

23.2                  Consent of Kirkpatrick & Lockhart Nicholson Graham   Incorporated by reference in Exhibit 5.1 of this
                      LLP                                                  filing

Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act"); ---

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of Distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on August 5, 2005.


                                          SAGAMORE HOLDINGS, INC.

August 8, 2005                            By:    /s/ Robert P. Farrell
                                                 ---------------------
                                          Name:  Robert P. Farrell
                                          Title: Chief Executive Officer

                                          By:    /s/ Daniel Shea
                                                 ------------------------------
                                          Name:  Daniel Shea
                                          Title: Acting Chief Financial Officer
                                                 (Principal Accounting Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                    TITLE                        DATE
---------                                    -----                        ----
/s/ Joseph W. Donohue, Jr.                   Chairman of the Board        August 8, 2005
---------------------------
Joseph W. Donohue, Jr.


/s/ Robert P. Farrell                        Director                     August 8, 2005
---------------------------
Robert P. Farrell